Exhibit 6.1

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

dated

July ___, 2015

by and between

FREEMAN REVOCABLE TRUST

&

CECIL W. AND NANCY A. BROWN REVOCABLE TRUST

as Sellers,

and

LUNA AZUL DEVELOPMENT FUND, LLC

as Buyer

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of July ___, 2015, by and between Freeman Revocable Trust dated February 25, 2010 (the “Freeman Trust”) and Cecil W. and Nancy A. Brown Revocable Trust dated May 6, 1999 (the “Brown Trust”) (the Freeman Trust and the Brown Trust are referred to herein each as a “Seller” and together as "Sellers") on the one hand, and Luna Azul Development Fund, LLC, a Delaware limited liability company and/or nominee ("Buyer") on the other hand, for the purpose of setting forth the agreement of the parties and to provide instructions to Fidelity National Title Insurance Company ("Escrow Agent"), with respect to the transaction contemplated by this Agreement.  The “Execution Date” shall be the date that the last party to this Agreement executes this Agreement.

R E C I T A L S

A.           The Freeman Trust is the owner of an undivided fee simple interest in that certain parcel of real property near the corner of 16th Street and Beardsley Road, Maricopa County, Arizona, that consists of approximately 92,259 square feet, as legally described and generally depicted on Exhibit “A” attached hereto (A.P.N. 213-23-006), (the "Land Parcel #1").

B.           The Brown Trust is the owner of an undivided fee simple interest in that certain parcel of real property near the corner of 16th Street and Beardsley Road, Maricopa County, Arizona, that consists of approximately 99,629 square feet, as legally described and generally depicted on Exhibit “A” attached hereto (A.P.N. 213-23-017B), (the "Land Parcel #2")

C.           Both Land Parcel #1 and Land Parcel #2, together with the "Improvements," the balance of the "Real Property" and the "Intangible Property" (each as hereinafter defined), are sometimes collectively referred to herein as the "Property."

D.           Sellers desire to sell, transfer and convey the Property to Buyer, and Buyer desires to purchase and acquire all, and not less than all, the Property from Sellers, upon and subject to the terms and conditions set forth in this Agreement.

E.           Sellers desire to finance a portion of Buyer’s purchase of the Property and Buyer desires that Sellers finance a portion of its purchase of the Property, upon and subject to the terms and conditions set forth in this Agreement.

A G R E E M E N T

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NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers hereby agree, and instruct Escrow Agent, as follows:

1.	PURCHASE AND SALE.

Subject to all of the terms and conditions of this Agreement, Sellers agree to sell, transfer and convey to Buyer, and Buyer agrees to purchase and acquire from Sellers, a good and marketable fee simple interest in all, and not less than all, the Property, upon and subject to the terms and conditions set forth herein.

2.	PURCHASE PRICE.

The purchase price of the Property (the "Purchase Price") shall equal One Million One Hundred and Fifty Thousand and 00/100 Dollars ($1,150,000.00).  The Purchase Price shall be payable as follows:

2.1           Deposit.  Within three (3) Business Days after the "Opening of Escrow" (as hereinafter defined), Buyer shall deposit into "Escrow" (as hereinafter defined) the sum of Twenty Five Thousand and 00/100 Dollars ($25,000.00) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "Deposit").  Escrow Agent shall invest the Deposit in insured money market accounts, certificates of deposit or United States Treasury Bills as Buyer may instruct from time to time, provided that such investments are federally issued or insured.  At the "Closing" (as hereinafter defined), the Deposit shall be paid to Sellers and credited against the Purchase Price.  Buyer’s failure to timely deliver the Deposit will render this Agreement and the Escrow automatically null and void without notice from Seller.

2.2           Payment Due at Closing.  At the Closing, Buyer shall pay to Escrow Agent no less than the Purchase Price less the Seller Financed Amount (defined in Section 2.3) and the Down Payment (defined in this Section), by wire transfer of immediately available federal funds, net of all prorations and adjustments as provided herein.  “Down Payment” shall mean the Deposit plus any and all immediately available federal funds, net of all prorations and adjustments as provided herein, deposited by Buyer with Escrow Agent prior to Closing, for payment of the Purchase Price.

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2.3           Sellers’ Financing.  As a material inducement to Buyer to enter into this Agreement on the terms and conditions herein, Sellers together hereby agree to loan Buyer, at Buyer’s sole and absolute discretion, funds up to the amount of Six Hundred and Ninety Thousand and 00/100 Dollars ($690,000.00) (the “Sellers’ Financed Amount”) at Closing, on the terms and conditions provided in this Agreement, and to accept such funds as payment toward the Purchase Price at Closing (the “Sellers Financing”).  If Buyer elects any Sellers Financing, then Buyer shall provide Sellers written notice at least five (5) Business Days prior to Closing of its election to Sellers Financing and the Sellers’ Financed Amount.  If Buyer has elected to utilize any Sellers Financing, at the Closing, Buyer shall execute and deliver to Sellers a “Note” and a “Deed of Trust” (attached hereto in form as Exhibits B-1 and B-2), evidencing Sellers’ financing of the Purchase Price less the Down Payment.  If Buyer has elected Sellers Financing, at Closing, Buyer and Sellers shall execute commercially reasonable “Collection Instructions” on Escrow Agent’s standard form naming Escrow Agent as collection agent for the Note and Deed of Trust (the “Collection Instructions”), and, provided that such fees and costs are reasonable, all such fees and costs thereof to be paid by Buyer.  If Buyer does not elect any Sellers Financing, at the Closing, the Purchase Price shall increase by Sixteen Thousand and 00/100 Dollars ($16,000.00).

3.	OPENING OF ESCROW.

On or before the third (3rd) Business Day after the Execution Date, Buyer and Sellers shall cause an escrow ("Escrow") to be opened with Escrow Agent (the "Opening of Escrow") by delivery to Escrow Agent of a fully-executed copy of this Agreement.  Escrow Agent shall promptly deliver to Buyer and Sellers written notice of the date of the Opening of Escrow.  This Agreement shall constitute escrow instructions to Escrow Agent as well as the agreement of the parties.  Escrow Agent is hereby appointed and designated to act as Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided.  The parties shall not be required to execute any form escrow instructions from Escrow Agent that are inconsistent with this Agreement; however, the parties shall, upon written request of the Escrow Agent, execute supplemental escrow instructions that are both reasonable and consistent with the terms of this Agreement.

4.	ACTIONS PENDING CLOSING.

4.1           Due Diligence.

4.1.1           Property Materials.  On or before the fifth (5th) day after the Execution Date (the "Document Delivery Date"), Sellers shall, at Sellers’ sole cost and expense, use their commercially reasonable efforts to provide to Buyer or Buyer's counsel true, correct and complete copies of all Property Materials in Sellers’ possession.  “Property Materials” shall include, without limitation:

a.	A survey for the Property dated August 28, 2007 prepared by David S. Klein of Superior Surveying Services, Inc. (the “Existing Survey”);

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b.	A Phase I Environmental Site Assessment Report dated August 14, 2007 prepared by R. Bruce Scott (the “Existing Environmental Report”); and all other existing environmental reports for the Property;

c.	Any and all other surveys pertaining to the Property, including boundary, topographical, and any floodplain surveys;

d.	Any leases, occupancy agreements, operating agreements and licenses which affect the Property;

e.	All zoning stipulations, agreements and requirements which affect or which are proposed to affect the Property;

f.	Any approved development plan relating to the Property;

g.	Copy of annexation, zoning, and preliminary plat map relating to the Property;

h.	All current or preliminary covenants, conditions, and restrictions or other development requirements touching and concerning the Property;

i.
Any soils and engineering reports utilized with respect to the Property, including all drainage or hydrology studies, herbicide and pesticide tests, final soil reports, grading plans, sewer/water plans, street plan and profiles, and landscaping and fencing plans concerning the Property.

j.
Any archaeological, biological, soil, geological, grading, drainage and hydrology reports, surveys or assessments and any other engineering reports for the Property to the extent within Seller's possession or control;

k.	All plans and budgets, preliminary or actual, relating to the Property with a list of subcontractors and suppliers;

g.
Any other existing contractual obligations regarding the Property, including, without limitation, any agreements with adjoining owners, homeowners associations or groups, the governing municipalities, or any other governmental or quasi-governmental entity, school district, utility companies, and the like; and,

h.	Any other materials reasonably requested by Buyer.

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4.1.1.1                The Property Materials include the foregoing materials, but in no event shall this list be construed as the sole information Buyer may need to complete its evaluation of the Property.  Sellers shall furnish to Buyer for its review any additional documents and information in the possession of Sellers reasonably requested in writing by Buyer.

4.1.1.2                Buyer shall have the right to have the Existing Survey and/or the Existing Environmental Report updated, or to obtain new reports.  In any such event, all surveys and reports shall be certified to Sellers and Buyer shall deliver or cause to be delivered to Sellers a copy of such updated or new reports promptly after they have been delivered to Buyer.  Buyer’s failure to deliver or cause to be delivered copies of reports as required under this Section 4.1.1.2 shall not be a default of Buyer’s obligations under this Agreement unless such failure continues five (5) days after Seller’s written request for such reports (and after such reports are finalized); however, the Deposit shall not be returned nor credited to Buyer until the “Delivery of Buyer Reports” is satisfied.  The “Delivery of Buyer Reports” shall be satisfied when Buyer or its representative or agent delivers to Seller copies of Property reports actually obtained by Buyer and in Buyer’s possession (collectively, the “Buyer Reports”).  The Delivery of Buyer Reports shall be deemed satisfied by Buyer upon Buyer’s satisfaction of any one of the following: (i) transmission of an e-mail with copies of Buyer Reports to Sellers at the e-mail addresses set forth herein; (ii) delivery of Buyer Reports to Sellers pursuant to Section 14.4; or, (iii) Sellers’ signed receipt for the Buyer Reports.  Upon Delivery of Buyer Reports and within two (2) Business Days of Buyer’s written request, Seller shall execute and return to Buyer written receipt evidencing Delivery of Buyer Reports and satisfaction of the requirement of this Section 4.1.1.2.  Notwithstanding anything to the contrary herein, Buyer’s written identification of Buyer Reports to Sellers and Escrow Agent shall conclusively establish which, if any, Buyer Reports have been obtained by Buyer; Escrow Agent may conclusively rely on Buyer’s identification of Buyer’s Reports when determining whether the Delivery of Buyer Reports has been satisfied.

4.1.1.3                The Due Diligence Period shall not be extended if Seller’s delivery of Property Materials identified in the Sections 4.1.1 (c) through (h) is not met, Buyer’s only remedy being to terminate this Agreement in accordance with the terms hereof prior to the expiration of the Due Diligence Period. Buyer acknowledges receipt of the Existing Survey and the Existing Environmental Report.

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4.1.2           Buyer's Diligence Tests.  At all reasonable times during the seventy five (75) day period commencing on the Opening of Escrow (the "Due Diligence Period"), Buyer, its agents and representatives shall be entitled at Buyer's sole cost and expense to: (a) enter onto the Property to perform any inspections, investigations, studies and tests of the Property (including, without limitation, physical, engineering, soils, geotechnical and environmental tests that Buyer deems reasonable); (b) review all Property Materials; and (c) investigate such other matters pertaining to the Property as Buyer may desire.  Buyer's entry onto and inspections of the Property in accordance with the terms hereof shall not damage the Property in any respect.  Any entry by Buyer onto the Property shall be subject to, and conducted in accordance with, all applicable laws.  Buyer shall indemnify, protect, defend and hold Sellers (and Sellers’ partners, shareholders, members agents, employees and representatives) harmless for, from and against any and all claims (including, without limitation, claims for mechanic's liens or materialmen's liens), causes of action, demands, obligations, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) (collectively, "Claims") in connection with or arising out of any inspections carried on by or on behalf of Buyer pursuant to the terms hereof; provided, however, that Buyer shall not indemnify either Seller or both Sellers for any Claims caused by the negligence or willful misconduct of either Seller or both Sellers.  In the event that this Agreement is terminated for any reason, (i) Buyer shall repair any damage to the Property caused by its entry thereon and restore the same to the condition in which it existed prior to such entry and (ii) Buyer shall deliver to Sellers, without charge therefor, the results and copies of any and all inspections, studies, tests, surveys, or other reports made by or for Buyer with respect to the Property subject only to Delivery of Buyer Reports.  The provisions of this Section 4.1.2 shall survive the Closing or the earlier termination of this Agreement.  Prior to performing any invasive inspection, investigations, studies and tests, Buyer shall provide to Seller evidence that Buyer has in force a comprehensive general liability policy of insurance of not less than One Million and No/100 Dollars ($1,000,000.00) naming Sellers as additional insureds.

4.1.3           Buyer's Termination Right.  Buyer shall have the right at any time on or before the last day of the Due Diligence Period (the "Due Diligence Termination Date") to terminate this Agreement by delivering a written notice of such termination to Sellers and Escrow Agent if Buyer determines in its sole and absolute discretion that the Property is not acceptable to Buyer for any or no reason.  Buyer shall indicate its satisfaction and/or waiver of the Due Diligence condition described in this Section 4.1 by delivering written notice to Sellers and Escrow Agent prior to the expiration of the Due Diligence Period.  In the event Buyer fails to deliver written notice prior to the expiration of the Due Diligence Period, this Agreement and the Escrow shall automatically be deemed terminated.  In the event this Agreement is terminated in accordance with this Section 4.1, then, subject only to Delivery of Buyer Reports, Escrow Agent shall return the Deposit to Buyer and this Agreement shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision of this Agreement which expressly survives the termination of this Agreement.

4.1.4           Deposit.  If Buyer fails to terminate this Agreement on or before the Due Diligence Termination Date, then, except as otherwise provided herein, fifty percent (50%) of the Deposit shall become non-refundable.

4.2           Title.

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4.2.1           Deliveries by Sellers.  On or before the Document Delivery Date, Fidelity National Title Insurance Company ("Title Company") shall issue and deliver to Buyer and Seller (a) a current commitment for an ALTA extended coverage owner's policy of title insurance for the Real Property (the "Title Report") and (b) copies of all documents referenced as exceptions therein (collectively, the "Title Documents").  Title Company’s failure to timely deliver all or any of the foregoing shall not extend any time periods set forth herein.

4.2.2           Buyer's Review of Title.  Buyer shall have until the expiration of the fifty five (55) day period commencing on the Opening of Escrow (the “Title Review Period”) to notify Sellers in writing of any objection which Buyer may have to any matters reported or shown in the Title Documents or any amendments or updates thereof or the Existing Survey or any new survey Buyer may obtain (a "Buyer's Objection") (provided, however, that if any such amendments or updates are received by Buyer, Buyer shall have an additional five (5) days following Buyer's written receipt of such amendment or update and copies of all documents referenced therein to notify Sellers of objections to title exceptions shown on any such amendment or update which were not disclosed on the previously delivered Title Documents).  Matters shown in Schedule B, Part 2 of the Title Report (or any amendments or updates thereof) which are not timely objected to by Buyer as provided above shall be deemed to be "Permitted Exceptions."  Sellers shall cooperate with Buyer in a commercially reasonable manner to eliminate title exceptions objected to by Buyer, but, except as set forth in the last sentence of this Section 4.2.2, Sellers shall have no obligation to cure or correct any matter objected to by Buyer.  If Buyer so objects to any matter affecting title or any survey, and if Seller and Buyer are unable to agree in writing prior to the Due Diligence Termination Date on whether and how such objected to matters will be cured or removed, then Buyer may, prior to the Due Diligence Termination Date, (i) accept the previously objected to matters (in which event such matters will constitute “Permitted Exceptions” hereunder); or (ii) terminate this Agreement prior to the Due Diligence Termination Date, in which event, subject only to Delivery of Buyer Reports, Escrow Agent will return the Deposit to Buyer not later than the second Business Day following such termination.  After the date hereof, Seller will not alter the condition of title to the Property except to remove any defects in title.  Notwithstanding anything else stated herein, in all events, regardless of whether Buyer has given notice of objection as stated above, Sellers shall be obligated to satisfy and otherwise remove all monetary and financial liens and encumbrances in existence at the time of execution of this Agreement or incurred by Sellers on or before Closing hereunder (other than current taxes and assessments not yet due and payable which will be subject to proration pursuant to Section 8.6) and Sellers shall, except as may be otherwise set forth in this Agreement, terminate all leases, possessory agreements, licenses and operating agreements which affect the Property and cause the parties-in-possession title exception shown on the Title Report, if any, to be deleted and Buyer need not object to any such matters.

4.2.3           Condition of Title at Closing.  Upon the Closing, Sellers shall sell, transfer and convey to Buyer fee simple title to the Property by duly executed and acknowledged deeds in the forms attached collectively hereto as Exhibit "C" (the "Deeds"), subject only to the Permitted Exceptions.

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4.2.4.           Unrecorded APS Easement.  Sellers have disclosed to Buyer the existence of an unrecorded APS easement (the “APS Easement”) near the eastern side of the Property, all as described and shown on Exhibit “D”.  Seller believes that APS has already placed its electrical lines (and other dry utilities) within the unrecorded APS Easement. The parties agree as follows regarding the APS Easement:

a.           Sellers shall continue to negotiate and deal with APS and may, any time prior to Closing, finalize and record the APS Easement in the form of easement (with Addendum) and in the location shown on attached on Exhibit “D” (the “Current Form of Easement”).

b.           Sellers shall promptly deliver to Buyer copies of all correspondence and documentation exchanged between Seller and APS, and shall inform Buyer of the substance of all telephone communications and meetings with APS.

c.           Sellers shall be entitled to keep all compensation paid by APS to Sellers for the APS Easement prior to Closing, and Buyer shall have no right or claim thereto.

d.           Prior to the expiration of the Due Diligence Termination Date, if APS desires reasonable revisions to the Current Form of Easement that do not materially or adversely impact Buyer, Sellers may deliver written notice to Buyer with a copy of APS’s proposed form of APS Easement, and Buyer shall, within ten (10) days after receipt of Sellers’ written notice: (i) accept, in writing, the revised form of APS Easement as shown in Sellers’ written notice with no adjustment in the Purchase Price; or (ii) terminate this Agreement by delivering a written notice of such termination to Sellers and Escrow Agent, and, notwithstanding anything to the contrary herein, Escrow Agent shall return the entire Deposit to Buyer, and this Agreement shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision of this Agreement which expressly survives the termination of this Agreement.

e.           Notwithstanding anything to the contrary herein, Sellers shall have no right to change or consent to any change in the location of the APS Easement.

f.           If Sellers have not finalized and recorded the APS Easement pursuant to the terms and conditions of this this Section 4.2.4 prior to Closing, Sellers hereby assign all rights to negotiate the APS Easement and compensation in connection therewith to Buyer and Sellers shall have no further right, title or interest thereto or therein.

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5.	GOVERNMENTAL APPROVALS CONTINGENCY.

At all times from and after the Opening of Escrow and continuing through the Closing, Buyer shall use its reasonable and diligent efforts, to obtain all necessary approvals from the City of Phoenix, Maricopa County, and all other applicable governmental authorities, quasi-governmental authorities, and/or utility providers and regulators (collectively, “Governmental Authorities”) of the following in form reasonably acceptable to Buyer:

a.	any rezoning of the Property to permit Buyer’s intended residential development of the Property (the “Rezoning”);

b.	a Preliminary Plat for the Property (the “Preliminary Plat”);

c.	improvement plans for all required infrastructure improvements for the Property (the “Improvement Plans”);

d.
final approval by all applicable Governmental Authorities of all agreements and arrangements necessary for providing to the Property all utility services necessary or desirable for Buyer’s intended residential development of the Property (the “Utility Arrangements”); and

e.
any development agreements between Buyer and any Governmental Authority and required by any Governmental Authority or otherwise deemed reasonable or necessary in Buyer’s sole discretion (the “Development Agreements”).

The period commencing on the Opening of Escrow and ending at 5:00 P.M. local time at the Property on the date which is nine (9) months after the Execution Date shall be the “Governmental Approval Period”, subject to a one (1) time extension described in Section 8.2.  The approval by all applicable Governmental Authorities of the Rezoning, the Preliminary Plat, the Improvement Plans, the Utility Arrangements and the Development Agreements including expiration of all applicable protest, appeal, and referendum periods without a protest, appeal, or referendum being filed (or if a protest, appeal, or referendum has been filed, then on the date that such protest, appeal, or referendum has been resolved) on terms satisfactory to Buyer, shall be referred to herein as the “Governmental Approvals.”  Buyer shall pursue the Governmental Approvals and shall conduct all negotiations with the Governmental Authorities, but shall keep Sellers or their representatives reasonably informed in writing of the status of all negotiations on no less than a monthly basis and, to the extent possible, provide Seller advance written notice of formal meetings regarding the Governmental Approvals so that Sellers may attend; Buyer shall not consent to any stipulations, conditions or proffers in connection with the Governmental Approvals without the prior written consent of Sellers.  Sellers shall reasonably cooperate with Buyer, at Buyer’s sole expense, in Buyer’s efforts to obtain the Governmental Approvals at all times prior to Closing, and thereafter if necessary, and shall timely execute any and all applications, consents, and other documents reasonably and timely requested by Buyer in writing in connection therewith, provided that Sellers shall not be deemed to be in default of its obligations under this Section 5 if Sellers determine that the requested application, consent or other document (i) would expose Sellers to monetary liability, or (ii) other than the Rezoning, would be binding upon the Real Property prior to Closing.  Buyer (and not Sellers) shall be the applicant with respect to all Governmental Approvals and shall be solely responsible for all application fees, expenses, bonding requirements, and the cost of all stipulations, conditions and proffers associated with the Governmental Approvals.  The Final Plat shall not be recorded against the Real Property prior to Closing.  If, at any time prior to the expiration of the Government Approval Period, Buyer, in its sole discretion, determines that the Governmental Approvals are not obtainable in substance and with stipulations and development requirements satisfactory to Buyer or are not timely obtainable on or before the Government Approval Period, then Buyer may, prior to the expiration of the Government Approval Period, elect, by delivering written notice to Seller and Escrow Agent, to cancel this Agreement, whereupon, subject to Section 8.2, the portion of the Deposit that has not become non-refundable pursuant to Section 4.1.4 shall be immediately returned to Buyer, subject only to Delivery of Buyer Reports.

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6.           DESCRIPTION OF PROPERTY.

6.1           The Real Property.  As used herein, the term "Real Property" shall mean, collectively, all of Sellers’ right, title and interest in and to: (a) Land Parcel #1; (b) Land Parcel #2; (c) any improvements thereon (the "Improvements"); and (d) all of Sellers’ rights, privileges and easements appurtenant to or used in connection with Land Parcel #1, Land Parcel #2 and/or any of the Improvements, including, without limitation, to the extent owned by each Seller all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to Land Parcel #1 and Land Parcel #2, all strips and gores, streets, alleys, easements, rights-of-way, public ways, or other rights of Sellers appurtenant, adjacent or connected to Land Parcel #1 and Land Parcel #2.

6.2           The Intangible Property.  As used herein, the term "Intangible Property" shall mean all of Sellers’ right, title and interest in and to that certain intangible property owned by Sellers or used by Sellers exclusively in connection with all or any portion of the Real Property, including, without limitation, all of Sellers’ right, title and interest, if any, in and to:  (a) all plats, improvement plans, drawings and specifications and development rights and credits relating to the Property, (b) all books, records, reports, test results, environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of all or any portion of the Real Property; (c) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting any portion of the Real Property; and (d) all transferable guarantees, warranties and utility contracts relating to all or any portion of the Real Property.

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7.           CONDITIONS TO CLOSING.

7.1           Buyer's Closing Conditions.  The obligation of Buyer to complete the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by Sellers at the Closing) (the "Buyer's Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Buyer only in a writing executed by Buyer.  The failure of one of the Sellers to comply with any of these conditions shall be construed as a failure of both Sellers to comply with these conditions and will relieve Buyer of its obligation to complete the transaction

7.1.1           Title.  Title Company shall be prepared and irrevocably committed to issue to Buyer (with an effective date not earlier than the Closing Date), an ALTA Extended Owner's Policy of Title Insurance Form (2006) in favor of Buyer for the Real Property (a) showing fee title to the Real Property vested in Buyer (with Buyer being responsible for all survey requirements), (b) with liability coverage in an amount equal to the Purchase Price, (c) with those endorsements reasonably requested by Buyer (provided that such endorsements are available in the State of Arizona and are paid for by Buyer in accordance with the terms hereof) and (d) containing no exceptions other than the Permitted Exceptions (the "Owner's Title Policy").

7.1.2           Sellers’ Due Performance.  All of the representations and warranties of Sellers set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Sellers, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Sellers to be complied with or performed pursuant to the terms of this Agreement.  Sellers shall use their commercially reasonable efforts to provide Buyer with all information regarding all representations and statements by Sellers to governmental or quasi-governmental entities and/or third parties regarding the Property.

7.1.3           Physical Condition of Property.  The physical condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Buyer or Buyer's representatives.

7.1.4           No Moratorium.  As of the Closing Date, there shall be no moratorium, injunction, restraining order or similar restriction imposed by any governmental authority, court, administrative body or private entity which precludes or prevents the issuance of building permits or certificates of occupancy with respect to the Property and/or the construction of residences or other improvements on the Property.

7.1.5           Bankruptcy.  No action or proceeding shall have been commenced by or against either or both Sellers under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors, and no attachment, execution, lien or levy shall have attached to or been issued with respect to either Seller's interest in the Property or any portion thereof.

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7.1.6           Possession.  All lessees, tenants and occupants of the Property, if any, must have vacated the Property so that sole and exclusive possession of the Property can be provided to Buyer at the Close of Escrow.

7.2           Failure of Buyer's Closing Conditions.  If any of Buyer's Closing Conditions described in Section 7.1 above have not been fulfilled by either Seller within the applicable time periods, Buyer may:

7.2.1           Waive the unfulfilled Buyer's Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price;

7.2.2           Extend the Closing until the tenth (10th) day after Buyer's receipt of written notice and evidence that Buyer's Closing Conditions are satisfied, but in no event more than thirty (30) days after the originally scheduled Closing Date; or

7.2.3           Terminate this Agreement by written notice to Sellers and Escrow Agent, in which event Escrow Agent shall return the entire Deposit to Buyer (notwithstanding anything to the contrary herein), all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, Sellers shall pay for all of the cancellation charges of Title Company and Escrow Agent, if any, and to the extent that the failure of any applicable Buyer's Closing Condition is caused by a Seller’s default, Buyer shall be entitled to pursue its rights and remedies pursuant to the terms of Section 12.1 hereof.

7.3           Sellers’ Closing Conditions.  The obligation of Sellers to complete the transaction contemplated by this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by Buyer at the Closing) (the "Sellers’ Closing Conditions"), which conditions may be waived, or the time for satisfaction thereof extended, by Sellers only in a writing executed by Sellers:

7.3.1           Buyer's Due Performance.  All of the representations and warranties of Buyer set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Buyer, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Buyer to be complied with or performed pursuant to the terms of this Agreement.

7.3.2           Bankruptcy.  No action or proceeding shall have been commenced by or against Buyer under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

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7.3.3           Deliveries.  Buyer shall have delivered to Escrow Agent or Sellers, as the case may be, such funds, documents and instruments as are required to be delivered by Buyer pursuant to the terms of this Agreement.

7.4           Failure of Sellers’ Closing Conditions.  If any of the Sellers’ Closing Conditions have not been fulfilled within the applicable time periods, Sellers may:

7.4.1           Waive the Sellers’ Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Purchase Price; or

7.4.2           Terminate this Agreement by written notice to Buyer and Escrow Agent, in which event (a) Escrow Agent shall deliver the Deposit to Sellers (which Sellers shall retain as liquidated damages, as its sole and exclusive remedy hereunder, in accordance with the terms of Section 12 hereof), (b) Escrow Agent shall return all other documents, instruments and funds delivered into Escrow to the party that delivered the same into Escrow and (c) Buyer shall pay for all of the cancellation charges of Title Company and Escrow Agent, if any.

8.           CLOSING.

8.1           Closing Date.  Subject to the provisions of this Agreement, the Closing shall take place nine (9) months after the Opening of Escrow, or on such other date as the parties hereto may agree, unless this Agreement has been terminated pursuant to the terms hereof.  As used herein, the following terms shall have the following meanings: (a) the "Closing" shall mean the recordation of the Deed in the official records of Maricopa County, Arizona (the "Official Records"); and (b) the "Closing Date" shall mean the date upon which the Closing actually occurs.

8.2           Option to Extend.  Buyer may one (1) time, in its sole discretion and for any reason, by written notice to Sellers (“Notice of Extension”), extend the Governmental Approval Period and Closing for a period of three (3) months.  Upon Buyer’s delivery of a Notice of Extension, an additional Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00) of the Deposit will immediately become non-refundable to Buyer except as provided in Section 12.1.

8.3           Deliveries by the Freeman Trust.  On or before the Closing Date, the Freeman Trust, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Sellers at the Closing:

8.3.1           Deed.  The original executed and acknowledged Deed conveying Land Parcel #1 to Buyer;

8.3.2           Non-Foreign Affidavit.  An original executed Non-Foreign Affidavit;

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8.3.3           Collection Instructions.  Executed Collection Instructions;

8.3.4           Proof of Authority.  Such proof of the Freeman Trust’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of the Freeman Trust to act for and bind the Freeman Trust as may be reasonably required by Title Company or Buyer; and

8.3.5           Other. Such other documents and instruments, signed and properly acknowledged by the Freeman Trust, if appropriate, as may be reasonably required by Buyer, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein.

8.4           Deliveries by the Brown Trust.  On or before the Closing Date, the Brown Trust, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Sellers at the Closing:

8.4.1           Deed.  The original executed and acknowledged Deed conveying Land Parcel #2 to Buyer;

8.4.2           Non-Foreign Affidavit.  An original executed Non-Foreign Affidavit;

8.4.3           Collection Instructions.  Executed Collection Instructions;

8.4.4           Proof of Authority.  Such proof of the Brown Trust’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of the Brown Trust to act for and bind the Brown Trust as may be reasonably required by Title Company or Buyer; and

8.4.5           Other. Such other documents and instruments, signed and properly acknowledged by the Brown Trust, if appropriate, as may be reasonably required by Buyer, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein.

8.5           Deliveries by Buyer.  On or before the Closing Date, Buyer, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following funds, documents and instruments, each dated as of the Closing Date, in addition to all other items and payments required by this Agreement to be delivered by Buyer at the Closing:

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8.5.1           Purchase Price. Cash in an amount equal to the unpaid sum of the Down Payment (less the Deposit) and all of the Buyer's Closing Costs (and otherwise sufficient to close the transaction contemplated herein);

8.5.2           Note.  An original executed Note payable jointly to Sellers in Seller’s Financing Amount, if Buyer elects Sellers’ Financing pursuant to Section 2.3 of this Agreement;

8.5.3           Deed of Trust.  An original executed and acknowledged Deed of Trust for both Land Parcel #1 and Land Parcel #2 naming both Sellers as Beneficiary, if Buyer elects Sellers’ Financing pursuant to Section 2.3 of this Agreement;

8.5.4           Collection Instructions.  Executed Collection Instructions;

8.5.5           Proof of Authority.  Such proof of Buyer's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer as may be reasonably required by Title Company or Sellers; and

8.5.6           Other.  Such other documents and instruments, signed and properly acknowledged by Buyer, if appropriate, as may reasonably be required by Sellers, Title Company, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transaction contemplated herein.

8.6           Actions by Escrow Agent.  Provided that Escrow Agent shall not have received written notice from Buyer or Sellers of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Buyer and Sellers have deposited into Escrow the documents and funds required by this Agreement and Title Company is irrevocably and unconditionally committed to issue the Owner's Title Policy in accordance with the terms hereof, Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

8.6.1           Funds.  Disburse all funds as follows:

8.6.1.1                Pursuant to the "Closing Statement" (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

8.6.1.2                Disburse to Sellers an amount equal to the Purchase Price, less or plus the net debit or credit to Sellers by reason of the prorations and allocations of Closing Costs provided for herein; and

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8.6.1.3                Disburse to the party who deposited the same any remaining funds in the possession of Escrow Agent after payments pursuant to Sections 8.5.1.1 and 8.5.1.2 above have been completed;

8.6.1.4                Deliver to Escrow Agent (as Collection Agent) the Note, if Buyer elects Sellers’ Financing pursuant to Section 2.3 of this Agreement.

8.6.2           Recording.  Cause the Deed and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller; and

8.6.3           Delivery of Documents.  Deliver: (a) to Sellers (i) one (1) original of all documents deposited into Escrow (other than the Deeds and the Non-Foreign Affidavits), (ii) one (1) copy of the Non-Foreign Affidavits and (iii) one (1) conformed copy of each document recorded pursuant to the terms hereof; and (b) to Buyer, (i) one (1) original of all documents deposited into Escrow (other than the Note and Deed of Trust, if any, and Non-Foreign Affidavit), (ii) the original Non-Foreign Affidavits and (iii) one (1) conformed copy of each document recorded pursuant to the terms hereof.

8.6.4           Owner's Title Policy.  Cause Title Company to issue or be irrevocably committed to issue to Buyer the Owner's Title Policy.

8.6.5           Lender’s Title Policy.  If Buyer elects Sellers’ Financing pursuant to Section 2.3 of this Agreement Cause Title Company to issue or be irrevocably committed to issue to Sellers a lender’s extended coverage policy of title insurance in the amount of the Note, to be paid for by Buyer.

8.7           Prorations.

8.7.1           Taxes/Assessments. Taxes and assessments (including improvement and special assessments liens and assessments allocated over a period of years and payable in installments) affecting the Property shall be prorated between Buyer and Sellers as of the Closing Date based on a 365-day year.  All non-delinquent real estate taxes and assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Sellers by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Sellers shall have borne all real property taxes, including all supplemental taxes, allocable to the period prior to the Closing and Buyer shall bear all real property taxes, including all supplemental taxes, allocable to the period from and after the Closing.  If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Sellers shall have borne all expenses allocable to the period prior to the Closing and Buyer shall bear all expenses allocable to the period from and after the Closing.  The provisions of this Section 8.6.1 shall survive the Closing.

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8.7.2           Preliminary Closing Statement. Five (5) Business Days prior to the Closing Date, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "Preliminary Closing Statement") setting forth:  (a) the proration amounts allocable to each of the parties pursuant to Section 8.6 hereof; (b) the Closing Costs allocable to each of the parties pursuant to Section 8.7; and (c) any increase in the Purchase Price pursuant to Section 2.3.  Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "Closing Statement").

8.8           Closing Costs.   Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorneys' and advisors' fees, charges and disbursements), except the following costs (the "Closing Costs"), which shall be allocated between the parties as follows:

8.8.1           Escrow Agent's escrow fees and costs shall be paid one-half by Sellers and one-half by Buyer;

8.8.2           The cost of the Owner's Title Policy attributable to standard coverage shall be paid by Sellers;

8.8.3           The cost of the Owner's Title Policy attributable to extended coverage shall be paid by Buyer;

8.8.4           The cost of any endorsements to the Owner's Title Policy shall be paid by Buyer; and

8.8.5           All recording fees and other closing fees and costs shall be charged to and paid by Sellers and Buyer in accordance with Escrow Agent's customary practices.

8.9           Deliveries Outside of Escrow.  Upon the Closing, Sellers shall deliver sole and exclusive possession of the Property to Buyer, subject only to the Permitted Exceptions.  Further, Sellers hereby covenants and agree to deliver to Buyer, on or prior to the Closing, the Intangible Property, including, without limitation, the original Property Materials.

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9.           SELLERS’ REPRESENTATIONS AND WARRANTIES.

Each Seller represents and warrants as to itself and its own Land Parcel only, and agrees with Buyer, as of the Execution Date and as of the Closing Date, as follows:

9.1           Due Organization.  Sellers are trusts under the laws of the State of Arizona.

9.2           Sellers’ Authority; Validity of Agreements.  Both Sellers have full right, power and authority to sell the Property to Buyer as provided in this Agreement and to carry out its obligations hereunder.  The individuals executing this Agreement and the instruments referenced herein on behalf of Sellers have the legal power, right and actual authority to bind Sellers to the terms hereof and thereof.  This Agreement is, and all other instruments, documents and agreements to be executed and delivered by Sellers in connection with this Agreement shall be, duly authorized, executed and delivered by Sellers and shall be valid, binding and enforceable obligations of Sellers (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of the Closing Date will not, violate any provisions of any agreement or judicial order to which Sellers or either of them are a party or to which Sellers, or either of them or any portion of the Property is subject.

9.3           Sole Owner.  Sellers are the sole owner of fee simple interest to each of the Parcels.  Neither Seller shall take any action to affect title to any portion of the Property while this Agreement is in effect, and the sole and exclusive possession of the Property shall be delivered to Buyer on or before the date of Closing and there shall be no leases or other rights to occupancy in effect at Closing.

9.4           No Third-Party Rights.  There are no leases, occupancy agreements, easements, licenses or other agreements which grant third-parties any possessory or usage rights to all or any part of the Property, except as set forth on the Title Report (as the same may be amended from time to time) and/or the Survey.

9.5           Litigation.  To Sellers’ knowledge (as defined in Section 9.19), (a) there are no actions, investigations, suits or proceedings (other than tax appeals or protests) pending or threatened that affect the Property, or the ownership or operation thereof, and (b) there are no judgments, orders, awards or decrees currently in effect against Sellers with respect to the ownership or operation of the Property which have not been fully discharged prior to the Execution Date.

9.6           Zoning and Condemnation.  To Sellers’ knowledge and except as disclosed in the Property Materials, there are no pending proceedings to alter or restrict the zoning or other use restrictions applicable to the Property, or to condemn all or any portion of the Property by eminent domain proceedings or otherwise.

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9.7           Violations of Laws and Agreements.  To Sellers’ knowledge, the execution, delivery and performance by Sellers of this Agreement and such other instruments and documents to be executed and delivered in connection herewith by Sellers does not, and shall not, result in any violation of, or conflict with, or constitute a default under, any provisions of any agreement of either Seller or any mortgage, deed of trust, indenture, lease, security agreement, or other instrument, covenant, obligation, or agreement to which either Seller or all or any portion of the Property is subject, or any judgment, law, writ, decree, order, injunction, rule, ordinance or governmental regulation or requirement affecting either Seller or all or any portion of the Property.

9.8           Bankruptcy.  There are no attachments, levies, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or any other debtor relief actions contemplated by either Seller or filed by either Seller, or to either Seller's knowledge, any pending proceedings in any current judicial or administrative proceeding against either or both Sellers.

9.9           No Violations of Environmental Laws.  Except as set forth in the Property Materials, to Sellers’ knowledge, without any independent inquiry or investigation, (i) the Property is not in violation, nor has it been or is it currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on or under or about the Property, including, but not limited to, soil and groundwater conditions ("Environmental Laws"); (ii) the Property has not been subject to a deposit of any Hazardous Substance (as defined below); (iii) neither Seller nor any third party has used, generated, manufactured, stored or disposed in, at, on or under the Property any Hazardous Substance; and (iv) there is not now in, on or under the Property any underground or above ground storage tanks or surface impoundments, any asbestos containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment.  Sellers hereby assign, on a non-exclusive basis until the Note is satisfied, if Buyer elects Sellers’ Financing pursuant to Section 2.3 of this Agreement, and then on an exclusive basis, to Buyer as of the Close of Escrow all claims, counterclaims, defenses and actions, whether at common law or pursuant to any other applicable federal, state or other laws which Sellers may have against any third party or parties relating to the existence or presence of any Hazardous Substance in, at, on, under or about the Property.  For purpose of this Agreement, the term "Hazardous Substance" shall be deemed to include any wastes, materials, substances, pollutants and other matters regulated by Environmental Laws.

9.10           Fees.  Sellers have not received written notice from any government entity of any new (or increases in existing) development fees, impact fees or other fees that will be levied (or are under consideration by any governmental agency or body) in connection with the development of the Property.

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9.11           No Liens.  To Sellers’ knowledge, there are no mechanic's or materialman's liens or similar claims or liens now asserted against the Property for work performed or commenced prior to the date hereof; and Sellers shall timely satisfy and discharge any and all obligations relating to work performed on or conducted at or materials delivered to the Property prior to Closing in order to prevent the filing of any claim or mechanic's lien with respect thereto, but Sellers shall not be responsible for any amounts due to consultants performing work at Buyer's request and Buyer shall timely pay all amounts due to such persons.

9.12           No Other Commitments.  Except as may be disclosed in the Title Report or the Property Materials, Sellers have not made any commitment or representation to any governmental authority, or any adjoining or surrounding property owner, which would in any way be binding on Buyer or would interfere with Buyer's ability to develop and improve the Property as a residential development (except for conditions and representations in prior zoning and land use cases including without limitation the “easement abandonment” described in the letter from Neal T. Pascoe, AICP of Beus Gilbert dated February 28, 2011 and its attachments, receipt of which Buyer hereby acknowledges), and Sellers shall not make any such commitment or representation which would affect the Property or any portion thereof prior to the Close of Escrow, without Buyer's written consent.

9.13           No Default.  To Sellers’ knowledge, neither Seller is in default under the provisions of any deed of trust or other encumbrances, liens or restrictions which affect the Property.  Sellers shall pay all amounts when due with regard to the Property until Closing.

9.14           Endangered Species.  To Sellers’ knowledge, there are no endangered species or protected natural habitat, flora or fauna on the Property nor are there any areas on or near the Property that are designated as wetlands or otherwise subject to the United States Army Corps of Engineers' Section 404 permit requirements.

9.15           Wells/Underground Tanks.  To Sellers’ knowledge, there are no wells, drilling holes, wellheads or underground storage tanks located on or under the Property.

9.16           Landfill/Waste Disposal Site. Neither Seller has used the Property or any portion of it and, to Sellers’ knowledge, the Property and no portion of it has ever been used as a landfill, waste disposal site or burial site.

9.17           No Other Agreements.  There are no shared expense agreements, repayment agreements, reimbursement agreements or development payback agreements that affect all or any portion of the Property.

9.18           Property Materials.  To Sellers’ knowledge, there are no defects, deficiencies or inaccuracies in any of the Property Materials, and all information furnished by Sellers to Buyer pursuant to this Agreement is true, accurate and complete.

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9.19           Knowledge.  All representations made in this Agreement to Sellers’ knowledge shall be deemed to have been made to the actual knowledge of John Freeman and Cecil Brown without inquiry or investigation, none of which individuals shall have any personal liability hereunder.

9.20           Survival.  All of the representations, warranties and agreements of Sellers set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise set forth in writing to Buyer) and shall survive the delivery of the Deeds and the Closing for a period of one (1) year.  Buyer waives the right to bring a claim for a breach of a representation or warranty if Buyer has not filed a cause of action thereon within such one (1) year period.  If any of said representations and warranties shall not be correct at the time the same is made or as of the Closing and Buyer has actual knowledge of such inaccuracy prior to Closing, Buyer may exercise any of its rights and remedies under Section 12.1.  If any of said representations and warranties shall not be correct at the time the same is made or as of the Closing and Buyer gains actual knowledge of such inaccuracy after Closing, notwithstanding anything to the contrary in this Agreement, Buyer may exercise any rights and remedies available at law or in equity.  In the event that Seller becomes aware that any of the representations and warranties are not correct, Seller shall notify Buyer promptly of such inaccuracy.

9.21           As Is.  Except for Sellers’ representations and warranties set forth in Section 9, and except as otherwise expressly set forth in this Agreement, Buyer expressly acknowledges that Buyer has not relied on any warranties, promises, understandings or representations, express or implied, oral or written, of Sellers or of any agent of Sellers, relating to the Property, and that Buyer is acquiring the Property in its present condition and state of repair, "AS IS", with all defects, latent or apparent.  Buyer acknowledges that any information of any type which Buyer has received or may receive from Sellers or Sellers’ agents is furnished on the express condition that Buyer shall make an independent verification of the accuracy of such information, all such information being furnished without any representation or warranty whatsoever.  Buyer agrees that Buyer will not attempt to assert any liability against Sellers for furnishing such information.  Buyer acknowledges that it will have inspected the Property, will have observed its physical characteristics and existing conditions and will have had the opportunity to conduct such investigation and study on and of said Property and adjacent areas as it deems necessary and hereby waives any and all objections to, complaints about, or claims regarding physical characteristics and existing conditions, including, without limitation, past or present, subsurface soil and water conditions, zoning and land use ordinances, and adjacent property conditions.  Buyer further hereby assumes the risk that adverse physical characteristics and conditions, including, without limitation, those described above may not have been revealed by its investigation. Seller shall have no responsibility to Buyer for the removal or mitigation of any toxic or hazardous materials from the Property.

9.22           Disclosure.  Sellers hereby disclose to Buyer that:

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a.	They received governmental notices in approximately 2007 and in approximately 2013 that brush needed to be cleared from the Property and in each instance, Sellers cleared the brush;

b.	They received a governmental notice in approximately 2013 that construction materials that had been discarded on the Property had to be cleaned up and Sellers cleaned up the construction materials;

c.	They observed that kids were riding bicycles on the Property and they constructed a fence around the Property in an attempt to prevent further bicycle riding.

10.           BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to Sellers, as of the Execution Date and as of the Closing Date, as follows:

10.1           Due Organization.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Arizona.

10.2           Buyer's Authority; Validity of Agreements.  Buyer has full right, power and authority to purchase and acquire the Property from Sellers as provided in this Agreement and to carry out its obligations hereunder.  The individual(s) executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right and actual authority to bind Buyer to the terms hereof and thereof.  This Agreement is, and all instruments, documents and agreements to be executed and delivered by Buyer in connection with this Agreement shall be, duly authorized, executed and delivered by Buyer and shall be valid, binding and enforceable obligations of Buyer (except as enforcement may be limited by bankruptcy, insolvency or similar laws) and do not, and as of the Closing Date will not, violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.

10.3           Survival.  All of the representations, warranties and agreements of Buyer set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise set forth in writing to Sellers) and shall survive the delivery of the Deed and the Closing for a period of one (1) year.  Sellers each waive the right to bring a claim for a breach of a representation or warranty if Seller(s) have not filed a cause of action thereon within such one (1) year period.

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11.           RISK OF LOSS.

11.1           Condemnation.  If, prior to the Closing, all or any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Sellers shall immediately notify Buyer of such fact.  In such event, Buyer shall have the option to terminate this Agreement upon written notice to Sellers given not later than thirty (30) days after receipt of such notice from Sellers (but not later than the Closing Date).  Upon such termination, Escrow Agent shall return the Deposit to Buyer, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.  If Buyer does not elect or has no right to terminate this Agreement, Sellers shall assign and turn over to Buyer, and Buyer shall be entitled to receive and keep, all awards for the taking by condemnation and Buyer shall be deemed to have accepted the Property subject to the taking without reduction in the Purchase Price.

11.2           Casualty.  Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, hurricane, tornado, flood, landslide, fire or other casualty shall be borne and assumed by Sellers.  If, prior to the Closing, any Material Damage (as hereinafter defined) occurs to any portion of the Property as a result of any earthquake, hurricane, tornado, flood, landslide, fire or other casualty, Sellers shall immediately notify Buyer of such fact.  In such event, Buyer shall have the option to terminate this Agreement in the same manner as provided in Section 11.1 above upon written notice to Sellers given not later than thirty (30) days after receipt of any such notice from Sellers (but not later than the Closing Date).  Buyer shall have no right to terminate this Agreement as a result of any damage or destruction of any portion of the Property that does not constitute Material Damage.  If Buyer does not elect or has no right to terminate this Agreement, Sellers shall assign and turn over, and Buyer shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Buyer's option and cost) and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement.  If Buyer does not elect or has no right to terminate this Agreement by reason of any casualty, Buyer shall have the right to participate in any adjustment of the insurance claim.  As used herein, the term "Material Damage" shall mean damage or destruction the cost of repair of which exceeds Twenty Five Thousand and 00/100 Dollars ($25,000.00).

12.           REMEDIES.

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12.1           Default by Sellers.  If Sellers fails to perform any of Sellers’ obligations under this Agreement and if such failure continues for five (5) days after Buyer provides Sellers with written notice thereof, Buyer may, as Buyer's sole remedies for such failure and without limiting Buyer's right to recover attorneys' fees pursuant to Section 14 below: (a) waive the effect of such matter and proceed to consummate this transaction; (b) cancel this Agreement and receive an immediate refund of the entire Deposit notwithstanding anything to the contrary herein and recover from Sellers the actual, reasonable out-of-pocket expenses incurred by Buyer related to the Property and this transaction in no event to exceed a total of Ten Thousand Dollars ($10,000.00) for all such expenses; or (c) proceed with an action against Sellers for specific performance and/or recovery of the entire Deposit; notwithstanding anything to the contrary herein, any such action seeking specific performance shall be filed within one hundred and twenty (120) days after the occurrence of the alleged default.  Seller acknowledges that breach by the Sellers of one or more of their obligations in this Agreement might cause Buyer to suffer irreparable harm, namely harm for which damages would be an inadequate remedy; Seller further acknowledges that Buyer might suffer irreparable harm due to delay if as a condition to obtaining an injunction, restraining order, or other equitable remedy with respect to such a breach Buyer was required demonstrate that it would suffer irreparable harm.  The parties therefore intend that if the Seller breaches one or more of their obligations under this Agreement, then for purposes of determining whether to grant an the equitable remedy of specific performance any court will assume that that breach would cause the Purchaser irreparable harm.

12.2           Default by Buyer.  If Buyer shall breach any of the terms or provisions of this Agreement or otherwise default at or prior to the Close of Escrow and if such failure continues for five (5) days after Sellers provide Buyer with written notice thereof, Sellers may, as its sole and exclusive remedy at law or in equity for such failure, and without limiting Seller’s right to recover attorneys' fees pursuant to Section 14 below: (a) waive such breach and close the Escrow in accordance with the terms hereof, or Sellers may, or (b) retain the Deposit as liquidated damages and as consideration for the acceptance of this Agreement and for taking the Property off the market, and not as a penalty.  Buyer and Seller have determined and hereby agree that it would be impractical or extremely difficult, if not impossible, to ascertain with any degree of certainty the amount of damages which would be suffered by Sellers if Buyer fails to purchase the Property in accordance with the provisions of this Agreement, and the parties agree that a reasonable estimate of such damages under the circumstances is an amount equal to the Deposit.  Accordingly, Buyer and Sellers agree that if Buyer breaches any of its obligations under this Agreement or otherwise defaults hereunder, Sellers may retain the Deposit as liquidated damages.  Nothing contained in this Section shall limit or prevent Sellers from enforcing Buyer's obligations and liabilities which survive a termination of this Agreement.

12.3           Two Sellers.  Buyer acknowledges that the Property is two (2) separate parcels, one owned by each of the parties set forth as Seller herein.  Notwithstanding any other provision of this Agreement to the contrary:

a.
A default prior to Closing by one (1) of the parties comprising Seller shall not be deemed a default by the other party comprising Seller; provided, however, Buyer shall not be obligated to consummate this transaction and shall be entitled to the return of the entire Deposit to Buyer (notwithstanding anything to the contrary herein) if one of the parties comprising Seller defaults hereunder; and

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b.
Seller's representations and warranties set forth herein shall be deemed to be made by each party comprising Seller only as to that portion of the Property owned by the party making such representations and warranties and only as to its own entity.

13.           BROKERS.

Buyer and Seller each hereby represent and warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("Commission") shall or may become due or payable in connection with the transaction contemplated hereby, other than Sierra Pointe Management, LLC and Westland Properties Group (together, the "Broker").  If and only if the Closing actually occurs, Seller will pay any Commission due and payable to the Broker in connection with the transaction contemplated hereby pursuant to its separate agreement with the Broker.  If the Closing fails to occur for any reason whatsoever, including, without limitation, default of either Seller or Buyer, the Broker will not be entitled to the payment of any real estate commission whatsoever.  Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims incurred by Buyer by reason of any breach or inaccuracy of the representation, warranty and agreement of Seller contained in this Section.  Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all Claims incurred by Seller by reason of any breach or inaccuracy of the representation, warranty and agreement of Buyer contained in this Section.  The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

14.           MISCELLANEOUS PROVISIONS.

14.1           Governing Law.  This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without regard to its principles of conflicts of law.  The parties consent to sole jurisdiction and venue in Maricopa County Superior Court.

14.2           Entire Agreement.  This Agreement, including the exhibits attached hereto, constitutes the entire agreement between Buyer and Seller pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

14.3           Modification; Waiver.  No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Purchase and Sale Agreement
and Joint Escrow Instructions
Page - 26

14.4           Notices.  All notices, consents, requests, reports, Property Materials, demands or other communications hereunder (collectively, "Notices") shall be in writing and may be given personally, by registered or certified mail, by telecopy, by electronic mail or by Federal Express (or other reputable overnight delivery service) as follows:

To both Sellers:	Freeman Revocable Trust dated
February 25, 2010
Attn: John Freeman 10958 E. Alondra Avenue Rio Verde, Arizona 85263 Attention: John Freeman Telephone: (602) 290-2954 E-mail: jfree2@earthlink.net and

Cecil W. and Nancy A. Brown Revocable Trust dated May 6, 1999
1332 Travis Street
Hemet, California 92543
Attention: Cecil W. Brown Telephone: (951) 323-1714
E-mail: cecilbrown@hotmail.com

With a Copy To:	The Cavanagh Law Firm 1850 N. Central Avenue, Suite 2400 Phoenix, AZ 85004 Attention: Scott A. Rose, Esq. Telephone: (602) 322-4084 Facsimile: (602) 322-4101 E-mail: srose@cavanaghlaw.com

To Buyer:	Luna Azul Development Fund LLC
14550 North Frank Lloyd Wright Blvd Suite 200 Scottsdale, Arizona 85260 Attention: Mark Roth Telephone: (206) 310-9034 E-mail: mdr@cottagemgmt.com

Purchase and Sale Agreement
and Joint Escrow Instructions
Page - 27

With a Copy To:	Withey Morris, P.L.C. 2525 E. Biltmore Circle, Suite A-212 Phoenix, Arizona 85016 Telephone: (602) 320-0600 Email: nicole@witheymorris.com

To Escrow Agent:	Fidelity National Title Insurance Company 60 E. Rio Salado Parkway Suite 1104 Tempe, Arizona 85281 Attention: Patti Graham Telephone: (480) 214-4562 Facsimile: (480) 214-1754 E-mail: pgraham@fnf.com or to such other address or such other person as the addressee party shall have last designated by notice to the other party.  All notices shall be deemed to have been given upon receipt after having been sent by overnight delivery service, courier, facsimile transmission, electronic mail or personally delivered.

14.5           Expenses.  Subject to the provision for payment of the Closing Costs in accordance with the terms of Section 7.7 hereof and any other provision of this Agreement, whether or not the transaction contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

14.6           Severability.  Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

14.7           Successors and Assigns.  All of the parties' rights, duties, benefits, liabilities and obligations under this Agreement shall inure to the benefit of, and be binding upon, their respective successors and assigns.  Neither party hereto may assign its rights or delegate its obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, delayed or conditioned.  Notwithstanding the foregoing, Buyer may assign this Agreement and its rights and obligations hereunder (and under all of the documents and agreements to be executed at Closing hereunder (the "Collateral Documents")) with notice to Sellers, but without obtaining Sellers’ prior written consent, so long as the assignment is to one of the following:  (a) a corporation, partnership, limited liability company or other entity that (i) controls, is controlled by, or under common control with Buyer, or (ii) results from the merger or consolidation with Buyer, or (b) a partnership, limited liability company or other joint venture company between Buyer and/or one or more of the legal entities described in subparagraph (a).

Purchase and Sale Agreement
and Joint Escrow Instructions
Page - 28

14.8           Counterparts.  This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.  Execution and delivery may be accomplished electronically.

14.9           Headings.  The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

14.10           Time of Essence.  Time shall be of the essence with respect to all matters contemplated by this Agreement.

14.11           Further Assurances.  In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Sellers and Buyer, Sellers and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at the Closing or after the Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transaction contemplated hereby.

14.12           Number and Gender.  Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

14.13           Construction.  This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

14.14           Attorneys' Fees.  In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

14.15           Business Days.  As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday.  In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

Purchase and Sale Agreement
and Joint Escrow Instructions
Page - 29

14.16           Termination.  In the event that this Agreement is terminated pursuant to the terms hereof, this Agreement and all of the provisions hereof shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

14.17           Section 1031 Exchange.  Sellers may consummate the sale of the Property as part of a like-kind exchange (an "Exchange") intended to qualify under Section 1031 of the Internal Revenue Code of 1986, as amended, provided that: (a) the Closing shall not be delayed or affected by reason of an Exchange; (b) Sellers shall effect an Exchange through an assignment of this Agreement, and its rights under this Agreement, to a qualified intermediary; and (c) Buyer shall not be required to take an assignment of the agreement relating to the exchange property or be required to acquire or hold title to any real property for purposes of consummating an Exchange.

14.18           FASB Interpretation No. 46 Compliance.  In order to assist Buyer in complying with FASB Interpretation No. 46R (Consolidation of Variable Interest Entities) ("FIN 46R"), Sellers agree to provide Buyer and/or its auditors all information which may be required from time to time in order for Buyer to comply with the requirements of FIN 46 and to run tests as may be required by Buyer and/or its auditors to determine if Buyer will be required to consolidate the assets of Sellers under FIN 46R.

14.19           Escrow.  In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for grossly negligent or willful action or default or breach of trust, and it shall accordingly not incur any such liability with respect (i) to any action taken or omitted in good faith and/or upon advice of its counsel or (ii) to any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.  Seller and Buyer shall reimburse Escrow Agent for any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with its acceptance or the performance of its duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, but excluding any grossly negligent or willful action or default or breach of trust by Escrow Agent.  In the event of a dispute between Seller and Buyer sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all money or property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement.  Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof.  Seller and Buyer shall bear all costs and expenses of any such legal proceedings.

Purchase and Sale Agreement
and Joint Escrow Instructions
Page - 30

[Signatures on following page]

Purchase and Sale Agreement
and Joint Escrow Instructions
Page - 31

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER:

FREEMAN REVOCABLE TRUST dated February 25, 2010

By	/s/ John L. Freeman
John L. Freeman
	Date:	11/14/2015
Its Trustee

By	/s/ Sandra E. Freeman
Sandra E. Freeman
	Date:	7/14/2015
Its Trustee

SELLER:

CECIL W. AND NANCY A. BROWN REVOCABLE TRUST dated May 6, 1999

By	/s/ Cecil W. Brown
Cecil W. Brown
	Date:	7/15/2015
Its Trustee

By	/s/ Nancy A. Brown
Nancy A. Brown
	Date:	7/15/2015
Its Trustee

BUYER:

LUNA AZUL DEVELOPMENT FUND, LLC, a Delaware limited liability company
	By:	L.A Management, LLC, an Arizona Limited Liability Co., Manager
By:	/s/ M.D.
Its:	Manager
Date:	08/03/15

Purchase and Sale Agreement
and Joint Escrow Instructions
Signature Page - 1

ESCROW AGENT:

ACCEPTANCE BY ESCROW AGENT

The undersigned Escrow Agent hereby (a) accepts the Escrow created by the foregoing Agreement, (b) agrees to act in accordance with the terms of this Agreement, (c) agrees to be the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Code and filing all necessary information reports, returns and statements (collectively, the “Tax Reports”) regarding the transaction required by the Code and, promptly upon the filing of the Reports, transmit copies of the Reports to Buyer and Seller, (d) agrees to indemnify and hold harmless Seller, Buyer and their respective attorneys and brokers from and against all claims, costs, liabilities, penalties, or expenses resulting from Escrow Agent’s failure to file the Reports, and (e) confirms that the Opening of Escrow occurred on __________________________, 2015.

Fidelity National Title Insurance Company

By:
Its:
Date:

Purchase and Sale Agreement
and Joint Escrow Instructions
Signature Page - 2

LIST OF EXHIBITS

EXHIBIT "A"                               LEGAL DESCRIPTION

EXHIBIT "B-1"                            FORM OF PROMISSORY NOTE

EXHIBIT “B-2”                            FORM OF DEED OF TRUST

EXHIBIT “C”                               FORM OF DEED

EXHIBIT “D”                               CURRENT FORM OF EASEMENT

Purchase and Sale Agreement
and Joint Escrow Instructions
List of Exhibits

EXHIBIT "A"

DESCRIPTION OF THE PROPERTY

Freeman Parcel

The East half of the Northeast quarter of the Northeast quarter of the Northeast quarter of Section 28, Township 4 North, Range 3 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona

EXCEPT that portion of the East half of the Northeast quarter of the Northeast quarter of the Northeast quarter of Section 28, Township 4 North, Range 3 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, which lies Northerly of the following described line;

Beginning at a point on the East line of said Section 28, which point bears South 0º00'57" East 370.02 feet from the Northeast corner of said Section 28; thence North 89º00'00" West 900.00 feet to the point of ending; and

EXCEPT that portion of the East half of the Northeast quarter of the Northeast quarter of the Northeast quarter of Section 28, Township 4 North, Range 3 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona described as follows:

Commencing at the Northeast corner of said Section 28; thence South 0º00'57" East 370.02 feet, along the East line of Section 28, to a point on the South right of way line of State Route 101L (Pima Freeway) and the Point of beginning;

thence continuing South 0º00'57" East, along the East line of Section 28, 95.00 feet;
thence North 44º30'29" West 135.54 feet to said South right of way line;
thence South 89º00'00" East 95.00 feet, along said South right of way line, to the point of beginning.

EXCEPT all coal, oil, gas or other materials as reserved in Patent from the United States of America recorded in Docket 1404, Page 298.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit A - 1

Brown Parcel

The West half of the Northeast quarter of the Northeast quarter of the Northeast quarter of Section 28, Township 4 North, Range 3 East, of the Gila and Salt River Base and Meridian, Maricopa County, Arizona;

EXCEPT that portion thereof which lies Northerly of the following described line:

BEGINNING at a point on the East line of said Section 28, which point bears South 00º00'57" East 370.00 feet from the Northeast corner of said Section 28;

THENCE North 89º00'00" West, 900.00 feet to the POINT OF ENDING as condemned by instrument recorded in Document No. 92-236034;

EXCEPT all coal, oil, gas and other mineral deposits and all uranium, thorium, or any other material which is or may be determined to be peculiarly essential to the production of fissionable materials, whether or not of commercial value, as reserved in Patent from United States of America.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit A - 2

EXHIBIT "B-1"

FORM OF PROMISSORY NOTE

PROMISSORY NOTE

$690,000.00	Phoenix, Arizona
[ADJUST AS NECESSARY]
______, 201_

FOR VALUE RECEIVED, the undersigned LUNA AZUL DEVELOPMENT FUND, LLC, a Delaware limited liability company ("Maker"), promises to pay to the order of ________________________________________________ ("Holder") at _________________________, Phoenix, Arizona or at such other place as the Holder hereof may from time to time designate in writing, the principal sum of SIX HUNDRED NINETY THOUSAND AND 00/100 DOLLARS ($690,000.00)   [ADJUST AS NECESSARY] plus interest calculated on a daily basis (based on a 365-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided; principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

Simple interest shall accrue at the rate of six percent (6%) per annum (the "Stated Interest Rate").  Interest only shall be due and payable in twelve (12) successive monthly installments commencing on the __ day of  _____________, 201_ [THIRTY DAYS FOLLOWING THE DATE OF THIS NOTE] and on the same day of each month thereafter with the entire unpaid principal balance and all accrued, unpaid interest and late charges thereon all due and payable on or before ________________, 201_ (the “Maturity Date”) [ONE YEAR AFTER THE DATE OF THIS NOTE].

The term Holder shall refer to the original Holder and upon transfer, to any and all subsequent holders of this Note.

Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid in connection with this Note.  All fees, charges, goods and things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate, as applicable, paid or payable by Maker (collectively, the "Additional Sums"), whether pursuant to this Note, or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.  Maker understands and believes that this lending transaction complies with the usury laws of the State of Arizona; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Maker agrees that (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law and (b) any excess amount previously collected from Maker in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder.  If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Maker.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-1 - 1

All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred by Holder in connection with the indebtedness evidenced hereby and payable by Maker pursuant to this Note, next to the payment of accrued interest and then to the reduction of the principal balance.

Time is of the essence of this Note.  At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein or upon the occurrence of any default under the Deed of Trust (defined below), which failure or default is not cured within five (5) Business Days after such payment or performance is due and Holder has provided Maker written notice of such default (or a longer cure period for a default under the Deed of Trust if a longer cure period is provided therein).  The “Deed of Trust” is that certain Deed of Trust, Assignment of Rents and Security Agreement entered into by Trustor, as “Maker”, and Beneficiary, as “Holder”, on even date herewith.

After maturity, including maturity upon acceleration, as permitted herein, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at Twelve percent (12%) per annum (the "Default Interest Rate").  Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Holder and shall be secured by the Loan Documents.

Maker shall have the option to prepay this Note, in full or in part, at any time without penalty.  Notwithstanding the foregoing, if Maker prepays this Note in part or in full on or before January 2 of the year immediately following the year this Note was made, then, upon such occurrence, the principal sum shall increase by SIXTEEN THOUSAND AND 00/100 DOLLARS ($16,000.00) (however, no interest shall be due or shall have accrued on this additional principal amount prior to it being due and owing pursuant to the terms of this paragraph).

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-1 - 2

Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance.

Maker hereof: (a) waives demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, and (b) agree that Holder may setoff at any time any sums or property held by Holder against amounts owed by any of them to Holder.

This Note shall be construed according to the laws of the State of Arizona.  Maker consents to jurisdiction and venue solely in Maricopa County Superior Court.

As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday.  In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day

IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

MAKER:

LUNA AZUL DEVELOPMENT FUND, LLC, a Delaware limited liability company

By:
Name:

Its:

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-1 - 3

EXHIBIT "B-2"

FORM OF DEED OF TRUST

When recorded, return to:

Scott A. Rose, Esq.
The Cavanagh Law Firm
1850 North Central Avenue, Suite 2400
Phoenix, AZ   85004

DEED OF TRUST, ASSIGNMENT OF RENTS
AND SECURITY AGREEMENT

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (hereinafter called "Deed of Trust") is made this ______ day of ____________________, 201__, by and among LUNA AZUL DEVELOPMENT FUND, LLC, a Delaware limited liability company, whose mailing address is _______________________________, hereinafter called "Trustor", FIRST AMERICAN TITLE INSURANCE COMPANY, a Nebraska corporation, whose mailing address is P.O. Box 2922, Phoenix, AZ 85062, hereinafter called "Trustee", and ___________________________________________________________________________________________________________________, whose mailing address is _________________________________________________________________, hereinafter called "Beneficiary".

WITNESSETH:

SECTION 1.           GRANTING CLAUSE; WARRANTY OF TITLE

1.1           Trustor hereby irrevocably grants, transfers, and assigns to Trustee, in trust, with power of sale, all of Trustor's present and future estate, right, title and interest in and to that real property and all buildings and other improvements now thereon or hereafter constructed thereon (the "Premises"), in the County of Maricopa, State of Arizona, described on Exhibit "A" attached hereto and by this reference made a part hereof, together with all of Trustor’s present and future estate, right, title and interest, if any, in and to the following which, with the Premises (except where the context otherwise requires), are hereinafter collectively called the "Trust Property":

(a)           All appurtenances in and to the Premises;

(b)           All water and water rights, ditches and ditch rights, reservoir and reservoir rights, stock or interests in irrigation or ditch companies, minerals, oil and gas rights, royalties, lease or leasehold interests owned by Trustor, now or hereafter used or useful in connection with, appurtenant to or related to the Premises;

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 1

(c)           All right, title and interest of Trustor now owned or hereafter acquired in and to all streets, roads, alleys and public places, and all easements and rights-of-way, public or private, now or hereafter used in connection with the Premises;

(d)           All machinery, equipment, fixtures and materials now or at any time attached to the Premises together with all processing, manufacturing and service equipment and other personal property now or at any time hereafter located on or appurtenant to the Premises and used in connection with the management and operation thereof;

(e)           Any licenses, contracts, permits and agreements required or used in connection with the ownership, operation or maintenance of the Premises, and the right to the use of any tradename, trademark, or service mark now or hereafter associated with the operation of any business conducted on the Premises;

(f)           Any and all insurance proceeds, and any and all awards, including interest, previously and hereafter made to Trustor for taking by eminent domain of the whole or any part of the Premises or any easements therein;

(g)           Subject to the rights of Beneficiary under Section 3 hereof, all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any portion of the Premises and all income, receipts, revenues, rents, issues and profits arising from the use or enjoyment of all or any portion of the Premises.

1.2           Trustor warrants that it is well and truly seized of a good and marketable title in fee simple to the Premises, that it is the lawful owner of the rest of the Trust Property, and that, except for those matters approved by Beneficiary or specifically described on Exhibit "B" attached hereto and made a part hereof (hereinafter called the "Permitted Exceptions"), the title to all the Trust Property is clear, free and unencumbered; Trustor shall forever warrant and defend the same unto Beneficiary, its successors and assigns, against all claims whatsoever, other than the Permitted Exceptions.  Notwithstanding anything to the contrary herein, Trustor may further encumber the Trust Property in connection with its development of the Premises as a residential housing community subject to the terms of this Section 1.2.  Prior to encumbering title to the Premises, Trustor shall submit the desired encumbrance to Beneficiary for its approval, which shall not be unreasonably withheld, delayed or conditioned.  Beneficiary shall have five (5) days after its receipt from Trustor of a desired encumbrance to approve the same or provide written objections to Trustor; if Beneficiary does not provide written objection to an encumbrance, with specific reason(s) for its objection, within such five (5) day period, Beneficiary shall be deemed to have approved the encumbrance.  If Trustor resubmits to Beneficiary an encumbrance after reasonably satisfying Beneficiary’s written objections to the initial submittal, Beneficiary shall approve the resubmitted encumbrance.  Trustor shall provide Beneficiary written notice of any encumbrances recorded or caused to be recorded by Trustor in the Official Records of Maricopa County against the Trust Property during the term of the Note (defined in Section 2.1 below).

TRUSTOR FURTHER REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 2

SECTION 2.           OBLIGATION SECURED

This Deed of Trust is given for the purpose of securing, in such order of priority as Beneficiary may elect:

2.1           Payment of the sum of Six Hundred Ninety Thousand and 00/100 Dollars ($690,000.00) [ADJUST AS NECESSARY] with interest thereon, extension and other fees, late charges and reasonable attorneys' fees, according to the terms of that Promissory Note dated __________________, 2015, made by Trustor, payable to the order of Beneficiary, and all extensions, modifications, renewals or replacements thereof (hereinafter called the "Note");

2.2           Payment, performance and observance by Trustor of each agreement, term, provision and condition contained herein and of all moneys expended or advanced by Beneficiary pursuant to the terms hereof, or to preserve any right of Beneficiary hereunder, or to protect or preserve the Trust Property or any part thereof;

2.3           Intentionally Omitted.

All of the indebtedness and obligations secured by this Deed of Trust are hereinafter collectively called the "Obligation".

SECTION 3.          LEASES; ASSIGNMENT OF RENTS AND LEASES

3.1           To facilitate payment and performance of the Obligation, Trustor hereby absolutely transfers and assigns to Beneficiary all right, title and interest of Trustor in and to (i) all existing and future leases, subleases, licenses and other agreements for the use and occupancy of all or any portion of the Trust Property, whether written or oral and whether for a definite term or month-to-month, together with any and all guarantees of the lessee's obligations thereunder and together with any and all extensions, modifications and renewals thereof (hereinafter called the "Leases"), and (ii) all income, receipts, revenues, rents, issues and profits now or hereafter arising from or out of the Leases or from or out of the Trust Property or any part thereof (hereinafter called the "Rents").  In furtherance of this Assignment, and not in lieu hereof, Beneficiary may require a separate Assignment of Rents and Leases and/or separate specific assignments of rents and leases covering one or more of the Leases; the terms of all such assignments are incorporated herein by reference.

3.2           Trustor hereby authorizes and directs the lessees and tenants under the Leases that, upon written notice from Beneficiary, all Rents shall be paid directly to Beneficiary as they become due.  Trustor hereby relieves the lessees and tenants from any liability to Trustor by reason of the payment of the Rents to Beneficiary after written notice from Beneficiary directing such payment.  Nevertheless, Trustor shall be entitled to collect the Rents until Beneficiary notifies the lessees and tenants in writing to pay the Rents to Beneficiary.  Beneficiary is hereby authorized to give such notification upon the occurrence of an Event of Default (as defined in Paragraph 8.1 below) and at any time thereafter while such Event of Default is continuing.  Receipt and application of the Rents by Beneficiary shall not constitute a waiver of any right of Beneficiary under this Deed of Trust or applicable law, shall not cure any Event of Default hereunder, and shall not invalidate or affect any act done in connection with such Event of Default, including, without limitation, any trustee's sale or foreclosure proceeding.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 3

3.3           All Rents collected by Trustor shall be applied in the following manner:

First, to the payment of all taxes and lien assessments levied against the Trust Property, where provision for paying such is not otherwise made;

Second, to the payment of ground rents (if any) payable with respect to the Trust Property;

Third, to the payment of any amounts due and owing under the Obligation;

Fourth, to the payment of current operating costs and expenses (including repairs, maintenance and necessary acquisitions of property and expenditures for capital improvements) arising in connection with the Trust Property;

Fifth, to Trustor or its designee.

All Rents collected by Beneficiary may be applied to the items above listed in any manner that Beneficiary deems advisable and without regard to the aforestated priorities.  Receipt by Beneficiary of any Rents shall not constitute a waiver of any right that Beneficiary may enjoy under this Deed of Trust or under applicable law, nor shall the receipt and application thereof cure any Event of Default nor affect any foreclosure proceeding or any sale authorized hereby or by applicable law.

3.4           Trustor represents and warrants that the Leases are in full force and effect and have not been modified or amended, the Rents have not been waived, discounted, compromised, setoff or paid more than one month in advance and neither Trustor or the lessees and tenants are in default under the Leases.  Beneficiary does not assume and shall not be liable for any obligation of the lessor under any of the Leases, and Beneficiary shall not be liable for the failure or inability to collect any Rents.  Trustor shall (i) fulfill or perform each and every term, covenant and provision of the Leases to be fulfilled or performed by the lessor thereunder; (ii) give prompt notice to Beneficiary of any notice received by Trustor of default thereunder, together with a complete copy of any such notice; and (iii) enforce, short of termination thereof, the performance or observance of each and every term, covenant and provision of each Lease.  Trustor shall not cancel, modify or alter, or accept the surrender of, any Lease without the prior written consent of Beneficiary.

SECTION 4.           SECURITY AGREEMENT

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 4

4.1           This Deed of Trust shall cover, and the Trust Property shall include, all of Trustor’s present and future estate, right, title and interest in and to all property now or hereafter affixed or attached to or incorporated upon the Premises, which, to the fullest extent permitted by law, shall be deemed fixtures and a part of the Premises.  To the extent any of the Trust Property consists of rights in action or personal property covered by the Uniform Commercial Code, this Deed of Trust shall also constitute a security agreement, and Trustor hereby grants to Beneficiary, as secured party, a security interest in such property, including all proceeds thereof, for the purpose of securing the Obligation, including but not limited to, the following (collectively, the “Personal Property”):

(a)	All environmental reports and all other existing environmental reports for the Premises;

(b)	Any and all surveys pertaining to the Premises, including boundary, topographical, and any floodplain surveys;

(c)	Any leases, occupancy agreements, operating agreements and licenses which affect the Premises;

(d)	All zoning stipulations, agreements and requirements which affect or which are proposed to affect the Premises;

(e)	Any approved development plan relating to the Premises;

(f)	Copy of annexation, zoning, and preliminary plat map relating to the Premises;

(g)	All current or preliminary covenants, conditions, and restrictions or other development requirements touching and concerning the Premises;

(h)
Any soils and engineering reports utilized with respect to the Premises, including all drainage or hydrology studies, Phase I environmental reports, herbicide and pesticide tests, final soil reports, grading plans, sewer/water plans, street plan and profiles, and landscaping and fencing plans concerning the Premises.

(i)	Any archaeological, biological, soil, geological, grading, drainage and hydrology reports, surveys or assessments and any other engineering reports for the Premises;

(j)	All plans and budgets, preliminary or actual, relating to the Premises with a list of subcontractors and suppliers; and

(k)
Any other existing contractual obligations regarding the Premises, including, without limitation, any agreements with adjoining owners, homeowners associations or groups, the governing municipalities, or any other governmental or quasi-governmental entity, school district, utility companies, and the like.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 5

4.2           The security interests granted herein shall be self-operative with respect to the Personal Property, but Trustor agrees to execute and deliver on demand such additional security agreements, financing statements and other instruments as may be requested in order to impose the security interest hereof more specifically upon the Personal Property.  Should the security interest of this Deed of Trust on any Personal Property be subject to a prior security agreement covering such Personal Property, then, upon the occurrence of an Event of Default, all the right, title and interest of Trustor in and to any and all deposits made in connection with the transaction whereby such prior security agreement was made are hereby assigned to Beneficiary, together with the benefit of any payments now or hereafter made in connection with such transactions.

4.3           Intentionally Omitted.

4.4           Trustor shall immediately notify Beneficiary of any change in the location of Trustor's chief executive office (or residence if Trustor is an individual without an office), as set forth in the beginning of this Deed of Trust, and any change in location of the Personal Property encumbered hereby except that replaced as permitted by the terms hereof.

4.5           All covenants of Trustor contained in this Deed of Trust shall apply to the Personal Property encumbered hereby whether or not expressly referred to in this Section 4.  The covenants and warranties of Trustor contained in this Section 4 are in addition to, and not in limitation of, those contained in the other provisions of this Deed of Trust.

4.6           Upon its recording in the real property records, this Deed of Trust shall be effective as a financing statement filed as a fixture filing.  In addition, a carbon, photographic or other reproduced copy of this Deed of Trust and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.  The filing of any other financing statement relating to any Personal Property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.

SECTION 5.           PROTECTION AND PRESERVATION OF THE TRUST PROPERTY

5.1           Trustor shall neither commit nor permit to occur any waste upon the Trust Property but shall at all times make or cause to be made all repairs, maintenance, renewals and replacements as may be necessary to maintain the Trust Property in good condition and repair.  Trustor shall keep the Trust Property free of termites, dry rot, fungus, beetles and all other harmful or destructive insects and shall keep all plants, trees and shrubs included in the Trust Property neatly pruned and in good condition.  Trustor shall keep the Trust Property free of rubbish and other unsightly or unhealthful conditions; notwithstanding anything to the contrary herein, normal construction activity and staging and storing or materials and equipment in connection therewith shall not be a violation of this Section 5.1.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 6

5.2           Trustor shall promptly complete any improvements that may be commenced, in good and workmanlike manner and in substantial conformity with plans and specifications approved by Beneficiary, and shall repair and restore any portions of the Trust Property that may be damaged or destroyed.  Trustor shall pay when due all claims for work performed and materials furnished on or in connection with the Trust Property or any part thereof and shall pay, discharge, or cause to be removed, all mechanic's, artisan's, laborer's or materialmen's charges, liens, claims of liens or encumbrances upon the Trust Property.  Trustor shall comply with all laws, ordinances and regulations now or hereafter enacted affecting the Trust Property or requiring any alterations or improvements to be made.  Except as required by law, Trustor shall not remove, substantially alter, or demolish any building or improvement included in the Trust Property without Beneficiary's prior written consent.

5.3           (a)           Trustor shall provide and maintain policies of fire and extended coverage insurance on the Trust Property in an amount not less than the full insurable value, on a replacement-cost basis, of the Trust Property and, when reasonably requested by Beneficiary, shall also provide and maintain policies of insurance in amounts reasonably required by Beneficiary covering vandalism and malicious mischief, sprinkler leakage, rent abatement and/or business loss, flood damage, earthquake and all other risks commonly insured against by persons owning like properties in the locality of the Trust Property or commonly required by prudent institutional lenders making loans secured by liens against such properties.  All such policies shall contain standard, non-contributory trust beneficiary clauses making losses payable to Beneficiary.  Trustor shall also provide and maintain comprehensive public liability insurance in amounts reasonably required by Beneficiary and containing endorsements naming Beneficiary as an additional insured.  All insurance policies shall be with companies from time to time approved by Beneficiary, shall provide that Beneficiary is to receive ten (10) days notice prior to cancellation and shall otherwise be in form and substance reasonably satisfactory to Beneficiary.  Original policies of insurance shall be delivered to Beneficiary; Trustor shall endeavor to deliver to Beneficiary renewal policies thirty (30) days before the expiration of the then existing policies with satisfactory proof that the premiums for renewal have been paid, but any event Trustor shall deliver the foregoing prior to policy expiration.

(b)           In the event of loss, Trustor shall give immediate notice to Beneficiary, and Beneficiary may make proof of loss if not made promptly by Trustor.  Each insurance company is hereby authorized and directed to make payment for loss directly to Beneficiary, instead of to Trustor and Beneficiary jointly; Beneficiary shall apply all of such insurance proceeds to the restoration or repair of the Trust Property as long as (i) no Event of Default has occurred and is continuing, and (ii) within forty-five (45) days after the applicable casualty loss: (1) Trustor satisfies Beneficiary that the restoration or repair can be completed within a reasonable period of time after such casualty loss (but in no event later than the Maturity Date, as defined in the Note), and that after giving effect to such restoration or repair, the Trust Property will be restored to its condition immediately prior to the casualty loss; (2) Trustor satisfies Beneficiary that such insurance proceeds are sufficient to pay all costs of reconstruction, and if insufficient, Trustor deposits with Beneficiary additional funds to make up such insufficiency; and (3) Trustor delivers to Beneficiary all plans and specifications and construction contracts for the work of restoration or repair, and such plans and specifications and construction contracts are in form and content acceptable to Beneficiary and with a contractor acceptable to Beneficiary.  Beneficiary shall not be responsible for any insurance, for the collection of any insurance proceeds, or for the insolvency of any insurer.  Application of insurance proceeds by Beneficiary shall not cure nor waive any Event of Default nor invalidate any act done hereunder because of any such Event of Default.  In the event of the sale of the Trust Property under the power of sale herein granted to Trustee, or upon foreclosure of this Deed of Trust as a mortgage, or in the event Beneficiary or a receiver appointed by the court shall take possession of the Trust Property without sale, then all right, title and interest of Trustor in and to all insurance policies then in force shall inure to the benefit of and pass to the beneficiary-in-possession, receiver or purchaser at such sale, as the case may be.  Beneficiary is hereby appointed attorney-in-fact for Trustor to assign and transfer such policies.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 7

(c)           If the insurance proceeds are to be used for the restoration and repair of the Trust Property, they shall be held by Beneficiary in a non-interest bearing account selected by Beneficiary in its sole and absolute discretion (the "Restoration Account").  Trustor, at its expense, shall promptly prepare (or cause to be prepared) and submit to Beneficiary all plans and specifications necessary for the restoration and repair of the damaged Trust Property, together with evidence acceptable to Beneficiary setting forth the total expenditure needed for the restoration and repair based upon a fixed price contract with a reputable builder and covered by performance and labor and material payment bonds.  The plans and specifications and all other aspects of the proposed restoration and repair shall be subject to Beneficiary's approval, not to be unreasonably withheld, conditioned or delayed.  In the event the insurance proceeds held in the Restoration Account are insufficient to complete the restoration and repair, Trustor shall deposit in the Restoration Account an amount equal to the difference between the amount then held in the Restoration Account and the total contract price for the restoration and repair.  Trustor may commence restoration and repair of the damaged Trust Property only when authorized in writing by Beneficiary to do so and thereafter shall proceed diligently with the restoration and repair until completed.  Disbursements shall be made from the Restoration Account for the restoration and repair in accordance with a disbursement schedule, and subject to other terms and conditions, reasonably acceptable to Beneficiary.  Disbursements from the Restoration Account shall be charged first against funds deposited by Trustor and, after such funds are exhausted, against the insurance proceeds deposited therein.  In the event the amounts held in the Restoration Account exceed the cost of the restoration and repair of the damaged Trust Property, the excess funds shall be disbursed to Trustor to the extent of any amounts deposited therein by Trustor.  Any funds remaining after such disbursement, at Beneficiary's option, may be applied by Beneficiary to the payment of the Obligation, whether or not then due, or may be disbursed to Trustor.  All funds held in the Restoration Account are hereby assigned to Beneficiary as further security for the Obligation.  Beneficiary, at any time, may apply all or any part of the funds held in the Restoration Account to the curing of any Event of Default.

5.4           Trustor shall pay or cause to be paid all taxes and assessments of every kind, nature and description levied or assessed on or against the Trust Property and shall deliver to Beneficiary, at least ten (10) days before they become delinquent, receipts showing payment of all such taxes and assessments and shall pay when due all dues and charges for water and water delivery, electricity, gas, sewers, waste removal, bills for repairs, and any and all other claims, encumbrances and expenses incident to the ownership of the Trust Property; provided, Trustor’s failure to deliver receipts pursuant to this Section 5.4 shall not be constitute an Event of Default hereunder until ten (10) days after Beneficiary’s delivery to Tenant of written notice for the same.  Trustor may contest in good faith the validity or amount of any tax, assessment, charge or encumbrance in the manner provided by law, provided that Trustor shall have furnished Beneficiary a cash deposit or other security in an amount and form satisfactory to Beneficiary to protect Beneficiary against the creation of any lien on, or any sale or forfeiture of, the Trust Property.  Upon the final determination of Trustor's contest, Trustor shall promptly pay all sums determined to be due.  Any deposit or security provided by Trustor shall be returned to Trustor upon the final determination of Trustor's contest and the payment by Trustor of the sums, if any, determined to be due.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 8

5.5           In order to insure the payment of taxes and assessments that are now, or hereafter may be, a lien upon the Trust Property, and to insure the payment of all premiums on policies of insurance required herein, Trustor, if required by Beneficiary after the occurrence and during the continuance of any Event of Default or any failure to pay taxes, assessments or insurance premiums as required herein, shall pay to Beneficiary each month, in addition to any other payments required hereunder, an amount equal to the taxes and special assessments levied or to be levied against the Trust Property and the premium or premiums that will become due and payable to maintain the insurance on the Trust Property, all as reasonably estimated by Beneficiary (giving due consideration to the previous year's taxes, assessments and premiums) less all deposits therefor already made, divided by the number of months remaining before one month prior to the date when the taxes, assessments and premiums become delinquent.  If amounts paid to Beneficiary under the terms of this paragraph are insufficient to pay all taxes, assessments and premiums as they become due, Trustor shall pay to Beneficiary upon demand all additional sums necessary to fully pay and discharge these items.  All moneys paid to Beneficiary under the terms of this paragraph may be either held by Beneficiary to pay the taxes, assessments and premiums before the same become delinquent or applied to the Obligation upon payment by Beneficiary from its own funds of the taxes, assessments and premiums.  To the extent provision is not made for payment pursuant to this paragraph, Trustor shall remain obligated to pay all taxes, assessments and premiums as they become due and payable.  Deposits made under this paragraph may be commingled with Beneficiary's general funds; Beneficiary shall have no liability to Trustor for interest on any deposits.

5.6           Trustor hereby assigns, transfers and conveys to Beneficiary all right, title and interest of Trustor in and to all compensation and each and every award of damages in connection with any condemnation for public or private use of, or injury to, the Trust Property or any part thereof, to the extent of the Obligation then remaining unpaid, and all such compensation and awards shall be paid directly to Beneficiary.  Beneficiary shall apply all of such compensation and awards to the restoration or repair of the Trust Property in accordance with the procedures specified in Paragraph 5.3(c) as long as no Event of Default has occurred and is continuing; Beneficiary may apply all or any part of such compensation and awards not necessary for the restoration or repair of the Trust Property to the payment of the Obligation, whether or not then due.

SECTION 6.            PROTECTION AND PRESERVATION OF BENEFICIARY'S INTEREST

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 9

6.1           Trustor, by the payment of any such tax or taxes, shall protect Beneficiary against any and all loss from any taxation of indebtedness or deeds of trust, direct or indirect, that may be imposed upon this Deed of Trust, the lien of this Deed of Trust on the Trust Property, or upon the Obligation, by any law, rule, regulation or levy of the federal government, any state government, or any political subdivision thereof.  In the event the burden of such taxation cannot lawfully be shifted from Beneficiary to Trustor, Beneficiary may declare the entire Obligation due and payable sixty (60) days after notice to Trustor.

6.2           If Trustor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Trust Property free from liens and claims of liens other than the Permitted Exceptions, to maintain and repair the Trust Property as required herein, to procure and maintain insurance thereon as required herein, or to perform otherwise as required herein, Beneficiary may advance the moneys necessary to pay the same, to accomplish such maintenance and repairs, to procure and maintain such insurance or to so perform; Beneficiary is hereby authorized to enter upon the Trust Property for such purposes.

6.3           Upon written request by Beneficiary, Trustor shall appear in and prosecute or defend any action or proceeding that may affect the lien or the priority of the lien of this Deed of Trust or the rights of Beneficiary hereunder and shall pay all costs, expenses (including the cost of searching title) and attorneys' fees incurred in such action or proceeding.  Beneficiary may appear in and defend any action or proceeding purporting to affect the lien or the priority of the lien of this Deed of Trust or the rights of Beneficiary.  Beneficiary may pay, purchase, contest or compromise any adverse claim, encumbrance, charge or lien that in the judgment of Beneficiary appears to be prior or superior to the lien of this Deed of Trust, other than any Permitted Exceptions.

6.4           Without obtaining the prior written consent of Beneficiary, Trustor shall not sell, transfer, convey, assign or otherwise dispose of, or further encumber, all or any part of the Trust Property or any interest therein, voluntarily or involuntarily, by operation of law or otherwise.  If Trustor is a limited liability company, corporation, partnership or joint venture, any change of Manager of Trustor shall be deemed to be a transfer of the Trust Property.  Upon the occurrence of any such transaction with Beneficiary's consent, or without Beneficiary's consent if Beneficiary elects not to exercise its rights and remedies for an Event of Default, Beneficiary (i) may charge a reasonable loan fee and a processing fee in connection with the change; and (ii) shall not be obligated to release Trustor from any liability hereunder or for the Obligation except to the extent required by law.  Consent to any such transaction shall not be deemed to be consent or a waiver of the requirement of consent to any other such transaction.

6.5           All rights, powers and remedies granted Beneficiary herein, or otherwise available to Beneficiary, are for the sole benefit and protection of Beneficiary, and Beneficiary may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so.  In addition, if, under the terms hereof, Beneficiary is given two or more alternative courses of action, Beneficiary may elect any alternative or combination of alternatives, at its option and in its sole and absolute discretion.  All monies advanced by Beneficiary under the terms hereof and all amounts paid, suffered or incurred by Beneficiary in exercising any authority granted herein, including reasonable attorneys' fees, shall be added to the Obligation, shall be secured by this Deed of Trust, shall bear interest at the highest rate payable on any of the Obligation until paid, and shall be due and payable by Trustor to Beneficiary immediately without demand.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 10

6.6           Trustor, upon request of Beneficiary, shall promptly correct any defect, error or omission that may be discovered in the content of this Deed of Trust or in the execution or acknowledgment hereof.  In addition, Trustor shall do such further acts as may be necessary or that Beneficiary may reasonably request to carry out more effectively the purposes of this Deed of Trust, to subject any property intended to be encumbered hereby to the lien and security interest hereof, and to perfect and maintain the lien and security interest hereof.

6.7           Within ten (10) Business Days of delivery of written request from Beneficiary, Trustor shall deliver to Beneficiary non-audited financial statements of Trustor, including a balance sheet and statements of income and expenses that include the results of the financial operation of the Trust Property, all in reasonable detail and prepared according to generally accepted accounting principles.  Year end statements shall be certified by an independent certified public accountant, and interim statements shall be certified by Trustor, if Trustor is an individual, by the chief financial officer of Trustor, if Trustor is a corporation, or by a general partner of Trustor, if Trustor is a partnership.  When requested by Beneficiary, Trustor shall promptly deliver, in writing, such further information as Beneficiary shall reasonably request relating to any of such financial statements.  Upon ten (10) days' request, Beneficiary may have access to Trustor's books and records to enable Beneficiary to verify the information furnished Beneficiary pursuant to this paragraph.

SECTION 7.           REPRESENTATIONS AND WARRANTIES

7.1           If Trustor is a corporation, partnership or trust, it (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized; (ii) is qualified to do business and is in good standing under the laws of the state in which the Trust Property is located and in each state in which it is doing business; (iii) has full power and authority to own its properties and assets and to carry on its business as now conducted; and (iv) is fully authorized and permitted to execute and deliver this Deed of Trust.  The execution, delivery and performance by Trustor of this Deed of Trust and all other documents and instruments relating to the Obligation will not result in any breach of the terms or conditions or constitute a default under any agreement or instrument under which Trustor is a party or is obligated.  Trustor is not in default in the performance or observance of any obligations, covenants or conditions of any such agreement or instrument.

7.2           The liens, security interests and assignments created hereby will be valid, effective, properly perfected and enforceable liens, security interests and assignments.

7.3           All financial statements, profit and loss statements, statements as to ownership and other statements or reports previously or hereafter given to Beneficiary by or on behalf of Trustor are and shall be true, complete and correct as of the date thereof.  There has been no material adverse change in the financial condition or the results of the operation of Trustor since the latest financial statement of Trustor given to Beneficiary.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 11

7.4           Trustor has filed all federal, state and local tax returns and has paid all of its current obligations before delinquent, including all federal, state and local taxes and all other payments required under federal, state or local law.

7.5           All representations and warranties made herein shall survive the execution hereof, the execution and delivery of all other documents and instruments in connection with the Obligation, and until the Obligation has been fully paid and performed.

SECTION 8.            DEFAULTS; REMEDIES

8.1           The occurrence of any of the following events or conditions shall constitute an "Event of Default" under this Deed of Trust:

(a)           Any failure to pay any principal or interest or any other part of the Obligation when the same shall become due and payable, subject to the expiration of any applicable cure period provided in the Obligation.

(b)           Any failure or neglect to perform or observe any of the terms, provisions, or covenants of this Deed of Trust, the Note, the Loan Agreement or any other document or instrument executed or delivered in connection with the Obligation, which failure is not cured within ten (10) days after such payment or performance is due and Holder has provided Maker written notice of such default.

(c)           Any warranty, representation or statement contained in this Deed of Trust, the Note, the Loan Agreement or any other document or instrument executed or delivered in connection with the Obligation, or made or furnished to Beneficiary by or on behalf of Trustor, that shall be or shall prove to have been false when made or furnished.

(d)           The filing by Trustor, any endorser of the Note, or any guarantor of the Obligation (or against Trustor or such endorser or guarantor to which Trustor or such endorser or guarantor acquiesces or which is not dismissed within forty-five (45) days after the filing thereof) of any proceeding under the federal bankruptcy laws now or hereafter existing or any other similar statute now or hereafter in effect; the entry of an order for relief under such laws with respect to Trustor or such endorser or guarantor; or the appointment of a receiver, trustee, custodian or conservator of all or any part of the assets of Trustor or such endorser or guarantor.

(e)           The insolvency of Trustor, any endorser of the Note or any guarantor of the Obligation; or the execution by Trustor or such endorser or guarantor of an assignment for the benefit of creditors; or the convening by Trustor or such endorser or guarantor of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Trustor or such endorser or guarantor to pay its debts as they mature; or if Trustor or such endorser or guarantor is generally not paying its debts as they mature.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 12

(f)            The admission in writing by Trustor, any endorser of the Note or any guarantor of the Obligation that it is unable to pay its debts as they mature or that it is generally not paying its debts as they mature.

(g)           The death or incapacity of Trustor, any endorser of the Note or any guarantor of the Obligation, if an individual, or the liquidation, termination or dissolution of Trustor or any such endorser or guarantor, if a corporation, partnership or joint venture.

(h)           Any attachment, garnishment, levy or execution upon, or judicial seizure of, any portion of the Trust Property.

(i)            The existence or the filing of any lien or encumbrance against the Trust Property other than any Permitted Exceptions which lien is not discharged within thirty (30) days after Trustor has actual knowledge of the filing.

(j)            The institution of any legal action or proceedings to enforce a mortgage, deed of trust or other lien upon the Trust Property pursuant to this Deed of Trust.

(k)           The occurrence of any event of default under the Note, or any other document or instrument executed or delivered in connection with the Obligation that is not cured within the applicable cure period, notice having been given.

(o)           The occurrence of any event of default under any document or instrument given by Trustor in connection with any other indebtedness of Trustor to Beneficiary.

8.2           Upon the occurrence of any Event of Default, and at any time thereafter while such Event of Default is continuing, Beneficiary may do one or more of the following:

(a)           Declare the entire Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law.

(b)           Give such notice of default and of election to cause the Trust Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein.  Trustee shall then record and give such notice of Trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Trust Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law.  Trustee, from time to time, may postpone or continue the sale of all or any portion of the Trust Property by public declaration at the time and place last appointed for the sale.  No other notice of the postponed sale shall be required except as required by applicable law.  Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, express or implied, to the purchaser or purchasers at the sale.  The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof.  Any person, including Trustor, Trustee or Beneficiary, may purchase at the sale.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 13

(c)           Commence proceedings for foreclosure of this Deed of Trust in the manner provided by law for the foreclosure of a real property mortgage.

(d)           Exercise any or all of the remedies of a secured party under the Uniform Commercial Code with respect to the Personal Property.  If Beneficiary should proceed to dispose of any personal property in accordance with the provisions of the Uniform Commercial Code, five (5) days' notice by Beneficiary to Trustor shall be deemed to be commercially reasonable notice under any provision of the Uniform Commercial Code requiring notice.  Trustor, however, agrees that all property of every nature and description, whether real or personal, covered by this Deed of Trust, together with all personal property owned by Trustor used on or in connection with the Premises or any business conducted thereon by the Trustor and covered by separate security agreements, is encumbered as one unit, that this Deed of Trust and such security interests, at Beneficiary's option, may be foreclosed or sold in the same proceeding, and that all property encumbered (both realty and personalty), at Beneficiary's option, may be sold as such in one unit as a going business, subject to the provisions of applicable law.

(e)           Send notifications to any and all lessees and tenants under the Leases that all Rents shall be paid to Beneficiary.  Thereafter, Beneficiary shall be entitled to collect the Rents until Trustor cures all Events of Default and may apply the Rents collected at its sole discretion to the maintenance of the Trust Property and/or the payment of the Obligation.

(f)            Apply any funds in the possession or control of Beneficiary under the provisions of paragraph 5.5 hereof to the payment of the Obligation, in lieu of the purposes specified in that paragraph.

(g)           Without regard to the adequacy of any security for the Obligation, enter upon and take possession of all or any part of the Trust Property, either in person or by agent or employee, or by a receiver appointed by a court of competent jurisdiction; Trustor shall on demand peaceably surrender possession of the Trust Property to Beneficiary.  Beneficiary, in its own name or in the name of Trustor, may operate and maintain all or any part of the Trust Property to such extent as Beneficiary deems advisable, may rent and lease the same to such persons, for such periods of time, and on such terms and conditions as Beneficiary in its sole discretion may determine, and may sue for or otherwise collect any and all Rents, including those past due and unpaid.  In dealing with the Trust Property as a beneficiary in possession, Beneficiary shall not be subject to any liability, charge, or obligation therefor to Trustor, other than for willful misconduct, and shall be entitled to operate any business then being conducted or which could be conducted thereon or therewith at the expense of and for the account of Trustor (and all net losses, costs and expenses thereby incurred shall be advances governed by paragraph 6.5 hereof), to the same extent as the owner thereof could do, and to apply the Rents to pay the receiver's expenses, if any, for the operation of the Trust Property and then in the manner provided in paragraph 3.3 herein.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 14

8.3           At any time after the recording by Trustee of notice of trustee's sale or after the institution of foreclosure proceedings, upon application of Beneficiary, a receiver may be appointed by any court of competent jurisdiction to take charge of all the Trust Property, to manage, operate and carry on any business then being conducted or that could be conducted on the Premises, to carry on, protect, preserve, replace and repair the Trust Property, and receive and collect all Rents and to apply the same to pay the receiver's expenses for the operation of the Trust Property and then in the manner provided in paragraph 3.3 herein.  Upon appointment of said receiver, Trustor shall immediately deliver possession of all of the Trust Property to such receiver.

8.4           Trustor shall pay all costs and expenses, including without limitation costs of title searches and title policy commitments, court costs and reasonable attorneys' fees, incurred by Beneficiary in enforcing payment and performance of the Obligation or in exercising the rights and remedies of Beneficiary hereunder.  Such court costs and attorneys' fees shall be set by the court and not by jury, shall be included in any judgment obtained by Beneficiary, shall be added to the Obligation and shall be secured by this Deed of Trust.

8.5           In addition to any remedies provided herein for an Event of Default, Beneficiary shall have all other legal or equitable remedies allowed under applicable law (including specifically that of foreclosure of this instrument as though it were a mortgage).  No failure on the part of Beneficiary to exercise any of its rights hereunder arising upon the occurrence of any other or subsequent Event of Default.  No delay on the part of Beneficiary in exercising any such rights shall be construed to preclude it from the exercise thereof at any time during the continuance of that Event of Default.  Beneficiary may enforce any one or more remedies or rights hereunder successively or concurrently.  By accepting payment or performance of any of the Obligation after its due date, Beneficiary shall not thereby waive the agreement contained herein that time is of the essence, nor shall Beneficiary waive either its right to require prompt payment or performance when due of the remainder of the Obligation or its right to consider the failure to so pay or perform an Event of Default.

SECTION 9.           GENERAL PROVISIONS

9.1           The acceptance of this Deed of Trust by Beneficiary shall not be considered a waiver of or in any way to affect or impair any other security that Beneficiary may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligation, nor shall the taking by Beneficiary at any time of any such additional security be construed as a waiver of, or in any way to affect or impair the security of this Deed of Trust; Beneficiary may resort, for the payment or performance of the Obligation, to its several securities therefor in such order and manner as it may determine.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 15

9.2           Without notice or demand, without affecting the obligations of Trustor hereunder or the personal liability of any person for payment or performance of the Obligation, and without affecting the lien or the priority of the lien of this Deed of Trust, Beneficiary, from time to time, may:  (i) extend the time for payment of all or any part of the Obligation, accept a renewal note therefor, reduce the payments thereon, release any person liable for all or any part thereof, or otherwise change the terms of all or any part of the Obligation; (ii) take and hold other security for the payment or performance of the Obligation and enforce, exchange, substitute, subordinate, waive or release any such security; (iii) consent to the making of any map or plat of the Trust Property; (iv) join in granting any easement on or in creating any covenants, conditions or restrictions affecting the use or occupancy of the Trust Property; (v) join in any extension or subordination agreement; or (vi) release or direct Trustee to release any part of the Trust Property from this Deed of Trust.  Any such action by Beneficiary, or Trustee at Beneficiary's direction, may be taken without the consent of any junior lienholder and shall not affect the priority of this Deed of Trust over any junior lien.

9.3           Trustor waives and agrees not to assert:  (i) any right to require Beneficiary to proceed against or exhaust any other security for the Obligation, to pursue any other remedy available to Beneficiary, or to pursue any remedy in any particular order or manner; (ii) the benefits of any statute of limitations affecting the enforcement hereof; (iii) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligation; and (iv) any benefit of, and any right to participate in, any other security now or hereafter held by Beneficiary.

9.4           Upon written request of Beneficiary stating that all of the Obligation has been paid, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention or, if requested, delivery, then Trustee (and Beneficiary if necessary to clear title), upon payment of Trustee's fees, shall reconvey, without warranty, the Trust Property.  The recitals in such reconveyance of any matters or facts shall be conclusive as to the accuracy thereof.  The grantee in such reconveyance may be described as "the person or persons legally entitled thereto."  Five years after issuance of such full reconveyance, Trustee may destroy the Note and this Deed of Trust (unless directed in such request to retain them), unless prior thereto Trustee has been directed to deliver them to the person or persons to whom the property was reconveyed.

9.5           Beneficiary or Trustee, or both, shall have the right to inspect the Trust Property at all reasonable times.

9.6           Time is of the essence hereof.  If more than one Trustor  is named herein, the word "Trustor" shall mean all and any one or more of them, severally and collectively.  All liability hereunder shall be joint and several.  This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, personal representatives, successors and assigns.  The term "Beneficiary" shall include not only the original Beneficiary hereunder but also any future owner and holder, including pledgees, of the Note.  The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

9.7           The acceptance by Trustee of this trust shall be evidenced when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.  The trust created hereby is irrevocable by Trustor.

9.8           This Deed of Trust cannot be changed except by agreement, in writing, signed by Trustor and Beneficiary.

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 16

9.9           No offset or claim that Trustor now has or may in the future have against Beneficiary shall relieve Trustor from paying or performing the Obligation.

9.10           Each covenant, condition and provision of this Deed of Trust shall be interpreted in such manner as to be effective and valid under applicable law but if any covenant, condition or provision of this Deed of Trust shall be held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid covenant, condition or provision has not been contained herein.  In addition, should this instrument be or become ineffective as a deed of trust, then these presents shall be construed and enforced as a realty mortgage with the Trustor being the Mortgagor and Beneficiary being the Mortgagee.

9.11           This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Arizona.

9.12           All notices required or permitted to be given hereunder shall be in writing, and shall become effective three (3) days after such are deposited with the United States Postal Service, certified or registered, postage prepaid, addressed as shown above, or to such other address as such party may, from time to time, designate in writing.

9.13           As further security for the payment and performance of the Obligation, Beneficiary shall be subrogated to the lien, although released of record, of any and all encumbrances paid from the proceeds of any loan included in the Obligation.

9.14           Trustor waives and agrees not to assert:  (i) any right to require Beneficiary to proceed against Borrower; and, (ii) the benefits of any statutory provision limiting the liability of a surety, including without limitation to the benefit of Section 12-1641 et seq. of the Arizona Revised Statutes.

9.15           As used herein, the term "Business Day" shall mean a day that is not a Saturday, Sunday or legal holiday.  In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day

IN WITNESS WHEREOF, these presents have been executed by Trustor.

TRUSTOR:

LUNA AZUL DEVELOPMENT FUND, LLC, a Delaware limited liability company

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 17

By:
Name:

Its:

[NOTARY ACKNOWLEDGEMENT FOLLOWS]

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 18

*STATE OF ARIZONA            )
                                                      ) ss.
County of _______________)

The foregoing instrument was acknowledged before me this _____ day of _________________________, 2015, by _____________________________________ in his/her capacity as ______________ of LUNA AZUL DEVELOPMENT FUND, LLC, a Delaware limited liability company.

Notary Public

My commission expires:

[*Note:  Must use California form of Notary if executed and notarized in California]

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 19

EXHIBIT "A"
LEGAL DESCRIPTION

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 20

EXHIBIT "B"
PERMITTED EXCEPTIONS

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit B-2 - 21

EXHIBIT "C"

WHEN RECORDED, RETURN TO:
Nicole Ricker
Withey Morris P.L.C.
2525 E. Biltmore Circle, Suite A-212
Phoenix, Arizona 85016

SPECIAL WARRANTY DEED

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, ____________________________, a(n) __________________ (the "Grantor"), hereby grants to ____________________________, a(n) _________________ (the "Grantee"), that certain real property described on Exhibit "A" attached hereto (the "Property");

SUBJECT TO: All general and special real property taxes and other assessments, reservations in patents, water rights, claims or title to water and all easements, rights of way, covenants, conditions, restrictions and other non-financial matters as may appear of record, any matters that a correct and accurate survey would show, any matter shown on the subdivision plat referenced above, if any, any matters arising in connection with any action of Grantee or its employees, contractors, agents or representatives.

AND GRANTOR hereby binds itself and its successors to warrant and defend the title against all of the acts of Grantor and no other, subject to the matters set forth above.

[Signature on following page]

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit C - 1

IN WITNESS WHEREOF, the undersigned has executed this Special Warranty Deed as of this ______ day of _________, _______.

GRANTOR:

By

Its

STATE OF ARIZONA                        )
) ss.
County of Maricopa                            )

The foregoing instrument was acknowledged before me this _____ day of __________, 200__, by ____________________________________, as _________________________ of ________________________, a(n) ___________________, on behalf of the __________.

Notary Public

My commission expires:

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit C - 2

EXHIBIT "D"

CURRENT FORM OF EASEMENT

[see attached]

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit D - 1

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit D - 2

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit D - 3

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit D - 4

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit D - 5

           14dati* Mt01-c. 'TO* Siiroolith CON.Zfit4tOit Ihrps  ett Correteua  rtivarn**Aot  Pr-r444. July 9, 2W I   Mr John  23215 West Mesa, AZ 852 Subject: Easement at I eu Su' rdsley Dear John, As us you are swine rkrirona 1i l..uiR ooyour pluperw at 4tddition to the APS undogronsd dui  Corrimunictiihms Company in the slum trenc.h.            Lthris ttgrritt.3053             y has Mush., der n an8   a  SR-10) and t ,:i dues lilac Won , to QWesi    In order to restive this problert 31 IN Ames-sari for APS and Qwest to obtain art casettaent from you ;.;ranting u$  omission to be on your prepaty. To that end I hnve prepared an ell4:11101t to It tat tArect itt iiitlott I rate tilt idted an addeiidunt aid be attached to the  easernent fl-iie outlines necessary to develop the F2-1':, V In exchange for the signed ,ensernent APS hundred dollars ($8,404. If you approve of the easement please ex  ., or %-,..,, et OW pan box. it and when it becomes   a pay you the sum adig  thousand four   he dactunent in the presence of  n and   return it to nic• in :1 sed wit addressed  wage paid envelope.  have IT( questiom I eLtis e to the or:81 htc 002) 37I-o,;      Michael Braden  APS ti-G Constructimt RW Coordinator   Purchase and Sale Agreement and Joint Escrow Instructions Exhibit D - 2              F GROUND  LECTRIC EASEMEi   Ea consideration of One Dollar (SI 00), the pa-x of is herd)} aE tiovilidgial  Jobe .1. Irreeniaa, Jr,. ollerevnaller called "Grantor') does hereby gram :11-14 corwr.l. to AluzoNA PUBLIC SERVICE COMPANY, and QWEST CONIMUNICATIONS CORPORATION, (hereinafter called 'Company'), us successors and assigns, an easement eight (g) czt in width to construct, operate and maintain underground electric lines and appurtenant faCillbeiS t10+)1 FiCSOSS, GVer, and and  the surfacx of the prani5es1w:rcinaftct desclitx.d.  Thc premit.cfs gh  this easement el are destlibt-sl as toll   s: 1t NE  4 nne  4 NE  4 sectiez portion deat7.1:ibed in the Final, old,     •  ith Ca^. :18141 to opetat.,1, repair, repta=, sa to or altcr sutd liJtcs as4lur 1,14:11ilitgi at so "ontpany may interliaa with   - Hunted in Marie* a County, AAunts,.   act.es. EXCEPT that   dated Octobcr     of  tha  id remove lins a,  apparte-mint facilities from Laskatibk EXtd trun rearme 3114' tre   or shrubs  ' tu:liort or endanger tho ore.ration of said lines and,,or  it , wit *CCeaa trr said a   rteI therefrcao to no d andlor Nei it a bc,  opmillotil, Of the Company in corineclicm with  fixtures. omduas, or cablcs of airy oilier winponty   tenet. Graiitor &hall ram c-rt‘a or co or i IA, ba erNtod fra c.:,..)ostra,,-ted ding or other ianseture or drill II with; n ill:. trutos or said ezistatern: n I Gra:,(tor pizi.nt or pzrrnit no t.c pLanted any tyres within...0o limits of said . merit witlx.xit the prior INnuen consr.rit of the Conipitiy, proi.v.4cd. lam-ever, Grantor Silail ha‘i: r1:,,c right to construct 3,nd t fences williin the limits of said CaSC wan it ia a nianocr Nkhich will not al:reasonably interfere onh :he Contpany's right of reart s to its lincs atticilor facilities,  '..-  :-...'0.,Y,:rsecwpting this CZU:411‘, C011i ati pmperty that truly an,% tune t4 thereon,  Ciraruc-,., shall irtOcantify and hold Grantor, its st7ta cssnrtand out and against any loss. cost. damages. C;..R.:31.;,,:s., or i iti:.1‘241 ttrzat;t1tCti to property. of ri death :persons resohing.tiVte Grantee's use of the:abuse c,?,sz-oleot, provi.dod how-ever, the (itaotee 4411 oot be fetIMM4,10:itideMnify GratitOT or it3 CLICCtUtitl or assigns  from afly to , cost, datna44e, expeoga, or AC 1 kl 0;44;1 E.b# g#4041 er.Of49.1t. aok:or an* giOn of Grarttor, oitio.:rs., agents* watractors, peritutte lz.t irk es, Javitttes, guests..troOoyeesnrsepreseatativet         Purchase and Sale Agreement  and Joint Escrow Instructions Exhibit D - 3             Courtly of Marienpa                                               Purchase and Sale Agreement and Joint Escrow Instructions Exhibit D - 4         Arizona Public Serrict Company     04.111M 466.V   W.  DATE "'-`°)                          2,r3 001.  SURVEY NOTES   kik 7.5 I  ae 11.1W-L •                      fj 24t,11  ;  4.14 084         4                                             itt 2.6 rop-         \l)1)ITNII    -!•  A  -the   (1)     1,;11,,k       • I      ) I \III R( ()I \I)  I  1 E (''1 1{1( I, ' \ I   ad,i&it uk  se pi eax-vtegt 40„Ach.csi  7:‘:„  , ii n Mt. t„orrimti-,4" poverly   (L- -arLiouticetottItic A-A!,  dcyckip tho          L>e   t;•,1 ■1' k 1t.7 , t.:               kkk .k " ,1 ,k k ,kk  k k k : ; , 'k k   y                                     or

Purchase and Sale Agreement
and Joint Escrow Instructions
Exhibit D - 6

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "First Amendment") is made and entered into as of October ___, 2015 (the “Effective Date”), by and between Freeman Revocable Trust dated February 25, 2010 (the “Freeman Trust”) and Cecil W. and Nancy A. Brown Revocable Trust dated May 6, 1999 (the “Brown Trust”) (the Freeman Trust and the Brown Trust are referred to herein each as a “Seller” and together as "Sellers") on the one hand, and Luna Azul Development Fund, LLC, a Delaware limited liability company and/or nominee ("Buyer") on the other hand, for the purpose of setting forth the agreement of the parties and to provide instructions to Fidelity National Title Insurance Company ("Escrow Agent"), with respect to the transaction contemplated by this Agreement.

R E C I T A L S

A.           Buyer and Sellers have previously executed and delivered that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of August 3, 2015 (the "Agreement").

B.           Buyer and Sellers have agreed to amend the Agreement, subject to and in accordance with the further terms, covenants and provisions of this First Amendment.

C.           Defined terms appear in this First Amendment with the first letter of each word in the term capitalized.  Unless otherwise defined herein, defined terms shall have the meanings attributed to them in the Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers hereby agree, and instruct Escrow Agent, as follows:

1.           ABANDONMENT.  The following Section 4.3 is herby added to and incorporated into the Agreement:

4.3           Abandonment.  At any time after the Execution Date, Buyer may pursue the abandonment by the City of certain portions of the Real Property (the “Approved Abandonment”) described in the City of Phoenix Conditional Approval No. 090042, dated about February 25, 2011 (the “Conditional Approval”), and currently expiring February 23, 2016.  Sellers shall, at all times prior to Closing, and thereafter if necessary, cooperate with Buyer, at Buyer’s sole expense, in Buyer’s efforts to either, or both, complete the Approved Abandonment (as provided and described in the Conditional Approval) and/or extend the expiration date of the Conditional Approval, and shall timely execute any and all applications, consents, and other documents reasonably and timely requested by Buyer in writing in connection therewith, provided that Sellers shall not be deemed to be in default of its obligations under this Section 5 if the requested application, consent or other document (i) would expose Sellers to monetary liability (unless Buyer delivers to Seller outside of Escrow in addition to the Purchase Price an amount equal to125% of such monetary liability; such amount [or the unused portion of such amount] to be returned to Buyer only if, as and when Seller is no longer exposed to such liability), or, (ii) other than the actions described in the Conditional Approval or extension of the expiration date thereof, would be binding upon the Real Property prior to Closing, or binding on Seller after the Closing Date should Closing not occur.

2.           MISCELLANEOUS PROVISIONS.

2.1           Counterparts; Recitals.  This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same First Amendment.  The recitals hereof are incorporated herein.

2.2           Facsimile and Electronic Signatures.  This First Amendment may be executed by either or all parties by facsimile or other electronic signature, and any such facsimile or electronic signature shall be deemed an original signature and Escrow Agent is hereby authorized and instructed to rely thereon.

2.3           Effect of Amendment.  In the event of any inconsistencies between this First Amendment and the Agreement, the terms of this First Amendment shall govern and control.  Except as provided for herein, all other terms and conditions of the Agreement shall remain unchanged and the parties hereby reaffirm the terms and conditions of such Agreement. This First Amendment may only be varied by a document, in writing, of even or subsequent date hereof, executed by the parties hereto.

2.4           Further Assurances.  In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Sellers and Buyer, Sellers and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transaction contemplated hereby.

[Signatures on following page]

2

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

SELLER:

FREEMAN REVOCABLE TRUST dated February 25, 2010

By
John L. Freeman
Date:
Its Trustee

By
Sandra E. Freeman
Date:
Its Trustee

SELLER:

CECIL W. AND NANCY A. BROWN REVOCABLE TRUST dated May 6, 1999

By
Cecil W. Brown
Date:
Its Trustee

By
Nancy A. Brown
Date:
Its Trustee

BUYER:

LUNA AZUL DEVELOPMENT FUND, LLC, a Delaware limited liability company

By:
Its:
Date:

3